                                                                   Exhibit 2.1
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                              COMBINATION AGREEMENT

                                  by and among

                               THE STANDARD OWNERS
                       NAMED ON THE SIGNATURE PAGES HERETO

                                       and

                                   APCOA, INC.

                                   dated as of

                                January 15, 1998



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

                                TABLE OF CONTENTS

                                                                           Page
                                                                          Number
                                                                          ------

                                    ARTICLE I

                               Certain Definitions

Section 1.1.  "Accounting Firm"..........................................    1
Section 1.2.  "Action"...................................................    1
Section 1.3.  "Affiliate"................................................    1
Section 1.4.  "Agreement"................................................    2
Section 1.5.  "AMG"......................................................    2
Section 1.6.  "Antitrust Laws"...........................................    2
Section 1.7.  "APCOA"....................................................    2
Section 1.8.  "APCOA Affiliated Group"...................................    2
Section 1.9.  "APCOA Balance Sheet"......................................    2
Section 1.10. "APCOA Business Condition".................................    2
Section 1.11. "APCOA Common Stock".......................................    2
Section 1.12. "APCOA Damages"............................................    2
Section 1.13. "APCOA Financial Statements"...............................    2
Section 1.14. "APCOA Income Statement"...................................    2
Section 1.15. "APCOA Indemnitees"........................................    2
Section 1.16. "APCOA Leased Real Property"...............................    2
Section 1.17. "APCOA Leases".............................................    2
Section 1.18. "APCOA Licenses "..........................................    2
Section 1.19. "APCOA Preferred Stock"....................................    3
Section 1.20. "APCOA Statement of Cash Flows"............................    3
Section 1.21. "APCOA's Warranty Period"..................................    3
Section 1.22. "Audited 1997 APCOA Financial Statements"..................    3
Section 1.23. "Audited 1997 Standard Financial Statements"...............    3
Section 1.24. "Audited Standard Financial Statements"....................    3
Section 1.25. "Basket"...................................................    3
Section 1.26. "Century"..................................................    3
Section 1.27. "Claims"...................................................    3
Section 1.28. "Closing"..................................................    3
Section 1.29. "Closing Date".............................................    3
Section 1.30. "Code".....................................................    3
Section 1.31. "Combination"..............................................    3
Section 1.32. "Company Employee Benefit Plans"...........................    3
Section 1.33. "Consulting Agreement".....................................    3
Section 1.34. "CTC"......................................................    3
Section 1.35. "Current Employees"........................................    4


                                      -i-
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                                                                           Page
                                                                          Number
                                                                          ------

Section 1.36. "Distribution Amount"......................................    4
Section 1.37. "Due Diligence Agreement"..................................    4
Section 1.38. "Due Diligence Out Termination Date".......................    4
Section 1.39. "Employee Benefit Plans"...................................    4
Section 1.40. "Employees"................................................    4
Section 1.41. "Employment Agreement".....................................    4
Section 1.42. "Encumbrances".............................................    4
Section 1.43. "Environmental Law"........................................    4
Section 1.44. "ERISA"....................................................    4
Section 1.45. "ERISA Affiliate"..........................................    4
Section 1.46. "Escrow Agent".............................................    4
Section 1.47. "Escrow Agreement".........................................    4
Section 1.48. "Escrowed Amount"..........................................    4
Section 1.49. "Estimated DA Statement"...................................    4
Section 1.50. "Estimated Distribution Amount"............................    5
Section 1.51. "Excluded Assets"..........................................    5
Section 1.52. "Final DA Statement".......................................    5
Section 1.53. "Former Employees".........................................    5
Section 1.54. "FY 1997"..................................................    5
Section 1.55. "Government Authority".....................................    5
Section 1.56. "Guarantee"................................................    5
Section 1.57. "Historical Standard Balance Sheet"........................    5
Section 1.58. "Historical Standard Financial Statements".................    5
Section 1.59. "Historical Standard Income Statement".....................    5
Section 1.60. "Historical Standard Statement of Cash Flows"..............    5
Section 1.61. "Holberg"..................................................    5
Section 1.62. "HSR Act"..................................................    5
Section 1.63. "Indemnified Party"........................................    5
Section 1.64. "Indemnifying Party".......................................    5
Section 1.65. "Initial DA Statement".....................................    5
Section 1.66. "IPO"......................................................    6
Section 1.67. "IRS"......................................................    6
Section 1.68. "Letter Agreement".........................................    6
Section 1.69. "Management Contracts".....................................    6
Section 1.70. "Multiemployer Plan".......................................    6
Section 1.71. "Notice of Disagreement"...................................    6
Section 1.72. "Parties"..................................................    6
Section 1.73. "Pension Plan".............................................    6
Section 1.74. "Permitted Debt"...........................................    6
Section 1.75. "Permitted Encumbrance"....................................    6
Section 1.76. "person"...................................................    6
Section 1.77. "Purchase Price"...........................................    7
Section 1.78. "Returns"..................................................    7
Section 1.79. "Schedules Date"...........................................    7


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                                                                           Page
                                                                          Number
                                                                          ------

Section 1.80. "Special Management Contracts".............................    7
Section 1.81. "Standard Advisors Fee"....................................    7
Section 1.82. "Standard Affiliated Group"................................    7
Section 1.83. "Standard APCOA Shares"....................................    7
Section 1.84. "Standard Business"........................................    7
Section 1.85. "Standard Business Condition"..............................    7
Section 1.86. "Standard Companies".......................................    7
Section 1.87. "Standard Interests".......................................    7
Section 1.88. "Standard Leased Real Property"............................    7
Section 1.89. "Standard Leases"..........................................    7
Section 1.90. "Standard Licenses"........................................    7
Section 1.91. "Standard Owners"..........................................    7
Section 1.92. "Standard Owners Damages"..................................    7
Section 1.93. "Standard Owners Indemnitees"..............................    8
Section 1.94. "Standard Owners' Warranty Period".........................    8
Section 1.95. "Standard Transferred Companies"...........................    8
Section 1.96. "Stockholders Agreement"...................................    8
Section 1.97. "Subsidiary"...............................................    8
Section 1.98. "Taxes"....................................................    8
Section 1.99. "Taxing Authority".........................................    8
Section 1.100. "338 Election"............................................    8
Section 1.101. "to the knowledge of APCOA"...............................    8
Section 1.102. "to the knowledge of Standard Owners and
                the Standard Companies"..................................    8
Section 1.103. "Withdrawal Liability"....................................    8

                                   ARTICLE II

                   Transfer of Standard Interests; Closing

Section 2.1.  Combination and Transfer...................................    8
Section 2.2.  Consideration..............................................    9
Section 2.3.  Time and Place of Closing..................................    9
Section 2.4.  Closing Distribution Amount................................   10

                                   ARTICLE III
              Representations and Warranties of Standard Owners

Section 3.1.  Incorporation; Authorization; Etc..........................   12
Section 3.2.  Capitalization.............................................   13
Section 3.3.  Financial Statements.......................................   14
Section 3.4.  Undisclosed Liabilities....................................   15
Section 3.5.  Properties.................................................   15


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                                                                           Page
                                                                          Number
                                                                          ------

Section 3.6.  Personal Property..........................................   16
Section 3.7.  Absence of Certain Changes.................................   17
Section 3.8.  Litigation; Orders.........................................   17
Section 3.9.  Intellectual Property......................................   17
Section 3.10. Licenses, Approvals, Other Authorizations,
                Consents, Reports, Etc...................................   17
Section 3.11. Labor Matters..............................................   18
Section 3.12. Compliance with Laws.......................................   19
Section 3.13. Insurance..................................................   19
Section 3.14. Material Contracts.........................................   19
Section 3.15. Management Contracts.......................................   19
Section 3.16. Brokers, Finders, Etc......................................   20
Section 3.17. Hazardous Materials........................................   20
Section 3.18. Knowledge Regarding Representations........................   21
Section 3.19. Acquisition of Shares for Investment.......................   21

                                   ARTICLE IV
                   Representations and Warranties of APCOA

Section 4.1.  Incorporation; Authorization; Etc..........................   21
Section 4.2.  Capitalization.............................................   22
Section 4.3.  Financial Statements.......................................   23
Section 4.4.  Undisclosed Liabilities....................................   23
Section 4.5.  Properties.................................................   23
Section 4.6.  Personal Property..........................................   24
Section 4.7.  Absence of Certain Changes.................................   25
Section 4.8.  Litigation; Orders.........................................   25
Section 4.9.  Intellectual Property......................................   25
Section 4.10. Licenses, Approvals, Other Authorizations,
                Consents, Reports, Etc...................................   25
Section 4.11. Labor Matters..............................................   26
Section 4.12. Compliance with Laws.......................................   26
Section 4.13. Insurance..................................................   26
Section 4.14. Material Contracts.........................................   26
Section 4.15. Management Contracts.......................................   27
Section 4.16. Brokers, Finders, Etc......................................   27
Section 4.17. Hazardous Materials........................................   28
Section 4.18. Knowledge Regarding Representations........................   28


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                                                                           Page
                                                                          Number
                                                                          ------

                                    ARTICLE V
                     Covenants of Standard Owners and APCOA

Section 5.1   Investigation of Business; Access to
                Properties and Records, Etc..............................   28
Section 5.2.  Efforts; Obtaining Consents; Antitrust Laws................   29
Section 5.3.  Further Assurances.........................................   29
Section 5.4.  Conduct of Business........................................   29
Section 5.5.  Public Announcements.......................................   31
Section 5.6.  Financial Statements.......................................   32
Section 5.7.  Schedules..................................................   32

                                   ARTICLE VI
                                Employee Benefits

Section 6.1.  Employee Benefit Plans.....................................   33

                                   ARTICLE VII
                                   Tax Matters

Section 7.1.  Standard Tax Returns.......................................   34
Section 7.2.  APCOA Tax Returns..........................................   36
Section 7.3.  Definitions................................................   38
Section 7.4.  Section 338(h)(10).........................................   38
Section 7.5.  Section 754 Election.......................................   39
Section 7.6.  Survival...................................................   39

                                  ARTICLE VIII
                  Conditions of APCOA's Obligation to Close

Section 8.1.  Representations, Warranties and Covenants of
                Standard Owners..........................................   39
Section 8.2.  Filings; Consents; Waiting Periods.........................   39
Section 8.3.  No Injunction..............................................   39
Section 8.4.  Other Agreements...........................................   39
Section 8.5.  Financing..................................................   40


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                                                                           Page
                                                                          Number
                                                                          ------

                                   ARTICLE IX
              Conditions to Standard Owners' Obligation to Close

Section 9.1.  Representations, Warranties and Covenants of
                APCOA....................................................   40
Section 9.2.  Filings; Consents; Waiting Periods.........................   40
Section 9.3.  No Injunction..............................................   40
Section 9.4.  Other Agreements...........................................   40

                                    ARTICLE X
                                     Escrow

Section 10.1  Escrowed Amount............................................   41
Section 10.2  Designee...................................................   41

                                   ARTICLE XI
                            Survival; Indemnification

Section 11.1. Survival of Standard Owners' Representations...............   41
Section 11.2. Indemnification by Standard Owners.........................   42
Section 11.3. Survival of APCOA's Representations........................   43
Section 11.4. Indemnification by APCOA...................................   43
Section 11.5. Conditions of Indemnification..............................   44
Section 11.6. Indemnification Sole Remedy................................   45

                                   ARTICLE XII
                                   Termination

Section 12.1. Termination................................................   45
Section 12.2. Procedure and Effect of Termination........................   46

                                  ARTICLE XIII
                                  Miscellaneous

Section 13.1. Counterparts...............................................   47
Section 13.2. Governing Law; Jurisdiction and Forum......................   47
Section 13.3. Entire Agreement; Third-Party Beneficiary..................   48
Section 13.4. Expenses...................................................   48
Section 13.5. Notices....................................................   48
Section 13.6. Successors and Assigns.....................................   50
Section 13.7. Headings; Definitions......................................   50


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                                                                           Page
                                                                          Number
                                                                          ------

Section 13.8. Amendments and Waivers.....................................   50
Section 13.9. Interpretation; Absence of Presumption.....................   50
Section 13.10.  Severability.............................................   51


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                                    SCHEDULES

Schedule 1.53     Excluded Assets

Schedule 2.2      Allocation of Consideration

Schedule 3.1(b)   Standard Owners Violations

Schedule 3.2      Standard Capitalization

Schedule 3.3(a)   Standard Financial Statements

Schedule 3.3(d)   Standard Transactions with Affiliates of Standard Owners

Schedule 3.4      Standard Undisclosed Liabilities

Schedule 3.5(a)   Standard Properties

Schedule 3.5(b)   Standard Improvements

Schedule 3.6      Standard Personal Property

Schedule 3.7      Standard Conduct of Business Since October 31, 1997

Schedule 3.8      Standard Litigation; Orders

Schedule 3.9      Standard Intellectual Property

Schedule 3.10(a)  Standard Government Licenses, etc.

Schedule 3.10(b)  Standard Consents, etc.

Schedule 3.11     Standard Labor Matters

Schedule 3.12     Standard Compliance with Laws

Schedule 3.13     Standard Insurance

Schedule 3.14     Standard Contracts

Schedule 3.15     Standard Management Contracts

Schedule 3.17     Standard Hazardous Materials

Schedule 4.1(b)   APCOA Owners Violations

Schedule 4.2      APCOA Capitalization

Schedule 4.3(a)   APCOA Financial Statements


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Schedule 4.3(d)   APCOA Transactions with Affiliates

Schedule 4.4      APCOA Undisclosed Liabilities

Schedule 4.5(a)   APCOA Properties

Schedule 4.5(b)   APCOA Improvements

Schedule 4.6      APCOA Personal Property

Schedule 4.7      APCOA Conduct of Business Since September 30, 1997

Schedule 4.8      APCOA Litigation; Orders

Schedule 4.9      APCOA Intellectual Property

Schedule 4.10(a)  APCOA Government Licenses, etc.

Schedule 4.10(b)  APCOA Consents, etc.

Schedule 4.11     APCOA Labor Matters

Schedule 4.12     APCOA Compliance with Laws

Schedule 4.13     APCOA Insurance

Schedule 4.14     APCOA Contracts

Schedule 4.15     APCOA Management Contracts

Schedule 4.17     APCOA Hazardous Materials

Schedule 5.1(a)   Amended and Restated Due Diligence Agreement

Schedule 5.4(a)   Standard Conduct of Business

Schedule 5.4(b)   APCOA Conduct of Business

Schedule 6.1(a)   Employee Benefit Plans

Schedule 6.1(f)   Multiemployer Plans

Schedule 7.1(c)   Standard Affiliated Groups

Schedule 7.1(d)   Standard Tax Liens, Assertions and Unresolved Disputes

Schedule 7.2(c)   APCOA Tax Liens, Assertions and Unresolved Disputes

Schedule 7.4      Allocation Schedule


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Schedule 11.2(a)  Percentages for Standard Owners Several Liability

Schedule 13.9S Persons Whose Actual Knowledge Constitutes Knowledge of Standard Owners and the Standard Companies

Schedule 13.9A    Persons Whose Actual Knowledge Constitutes Knowledge of
                  APCOA


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                                    EXHIBITS

Exhibit A         Form of Stockholders Agreement

Exhibit B         Form of Escrow Agreement

Exhibit C         Form of Employment Agreement

Exhibit D         Form of Consulting Agreement


                                      -xi-
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            This COMBINATION AGREEMENT (this "Agreement"), dated as of January
15, 1998, is by and among Myron C. Warshauer, Stanley Warshauer, Steven A. Warshauer, Dosher Partners, L.P., a Delaware limited partnership, SP Parking Associates, an Illinois general partnership, and SP Associates, an Illinois general partnership (collectively, "Standard Owners"), and APCOA, Inc., a Delaware corporation ("APCOA" and, together with Standard Owners, the "Parties").

            WHEREAS, Standard Owners are engaged through the Standard Companies in the operation of various parking businesses (excluding the business related to the Excluded Assets, the "Standard Business"), the operations of which are reflected in the Historical Standard Financial Statements; and

            WHEREAS, Standard Owners wish to sell, convey and transfer to APCOA, and APCOA wishes to purchase, acquire and receive from Standard Owners, the Standard Interests, upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:


                                    ARTICLE I
                               Certain Definitions

            As used in this Agreement, the following terms shall have the following respective meanings:

            Section 1.1. "Accounting Firm" shall mean KPMG Peat Marwick
LLP, or if such firm is unable or unwilling to undertake the responsibilities required of the Accounting Firm hereunder, or has any material relationship with any Party, such other nationally recognized independent public accounting firm as shall be agreed upon by the Parties in writing.

            Section 1.2. "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation.

            Section 1.3. "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such person, and, if such a person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            Section 1.4. "Agreement" shall have the meaning set forth in the first paragraph hereof.

            Section 1.5. "AMG" shall have the meaning set forth in Section 2.4.

            Section 1.6. "Antitrust Laws" shall mean and include the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state, foreign and multinational (including European Community) statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

            Section 1.7. "APCOA" shall have the meaning set forth in the first paragraph hereof.

            Section 1.8. "APCOA Affiliated Group" shall have the meaning set forth in Section 7.2(a).

            Section 1.9. "APCOA Balance Sheet" shall have the meaning set forth in Section 4.3(b).

            Section 1.10. "APCOA Business Condition" shall mean the assets, properties, operations, business, prospects or financial condition of APCOA's business taken as a whole.

            Section 1.11. "APCOA Common Stock" shall have the meaning set forth in Section 4.2.

            Section 1.12. "APCOA Damages" shall have the meaning set forth in
Section 11.2(a).

            Section 1.13. "APCOA Financial Statements" shall have the meaning set forth in Section 4.3(a).

            Section 1.14. "APCOA Income Statement" shall have the meaning set forth in Section 4.3(b).

            Section 1.15. "APCOA Indemnitees" shall have the meaning set forth in Section 11.2(a).

            Section 1.16. "APCOA Leased Real Property" shall have the meaning set forth in Section 4.5(a).

            Section 1.17. "APCOA Leases" shall have the meaning set forth in
Section 4.5(a).

            Section 1.18. "APCOA Licenses" shall have the meaning set forth in
Section 4.10(a).

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            Section 1.19. "APCOA Preferred Stock" shall have the meaning set forth in Section 4.2.

            Section 1.20. "APCOA Statement of Cash Flows" shall have the meaning set forth in Section 4.3(b).

            Section 1.21. "APCOA's Warranty Period" shall have the meaning set forth in Section 11.3.

            Section 1.22. Audited 1997 APCOA Financial Statements" shall have the meaning set forth in Section 5.6(b).

            Section 1.23. "Audited 1997 Standard Financial Statements" shall have the meaning set forth in Section 5.6(a).

            Section 1.24. "Audited Standard Financial Statements" shall have the meaning set forth in Section 5.6(a).

            Section 1.25. "Basket" shall have the meaning set forth in Section 11.2(b).

            Section 1.26. "Century" shall mean Century Parking Inc. and its affiliated entities.

            Section 1.27. "Claims" shall have the meaning set forth in Section 11.5.

            Section 1.28. "Closing" (and, with a correlative meaning, "Close") shall mean the consummation of the Combination.

            Section 1.29. "Closing Date" shall mean the date which is three days from the date on which the conditions set forth in Articles VIII and IX shall be satisfied or duly waived, or, if the Parties agree on a different date, the date upon which they have mutually agreed.

            Section 1.30. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

            Section 1.31. "Combination" shall mean the consummation of the transactions described in Section 2.1.

            Section 1.32. "Company Employee Benefit Plans" shall have the meaning set forth in Section 6.1(a).

            Section 1.33. "Consulting Agreement" shall mean the Consulting Agreement by and between APCOA and Sidney Warshauer in the form attached as Exhibit D to be dated as of the Closing Date.

            Section 1.34. "CTC" shall have the meaning set forth in Section 13.2(c).

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            Section 1.35. "Current Employees" shall have the meaning set forth in Section 6.1(a).

            Section 1.36. "Distribution Amount" shall have the meaning set forth in Section 2.4(c).

            Section 1.37. "Due Diligence Agreement" shall have the meaning set forth in Section 5.1.

            Section 1.38. "Due Diligence Out Termination Date" shall have the meaning set forth in Section 12.1.

            Section 1.39. "Employee Benefit Plans" shall have the meaning set forth in Section 6.1(a).

            Section 1.40. "Employees" shall have the meaning set forth in
Section 6.1(a).

            Section 1.41. "Employment Agreement" shall mean the Employment Agreement by and between APCOA and Myron C. Warshauer in the form attached as Exhibit C to be dated as of the Closing Date.

            Section 1.42. "Encumbrances" shall mean mortgages, liens, encumbrances, security interests, covenants, conditions, restrictions, rights-of-way, easements, encroachments, options, rights of first offer, rights of first refusal, claims and any other matters affecting title.

            Section 1.43. "Environmental Law" shall have the meaning set forth in Section 3.17.

            Section 1.44. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

            Section 1.45. "ERISA Affiliate" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

            Section 1.46. "Escrow Agent" shall have the meaning set forth in
Section 10.1.

            Section 1.47. "Escrow Agreement" shall have the meaning set forth in
Section 10.1.

            Section 1.48. "Escrowed Amount" shall have the meaning set forth in
Section 10.1.

            Section 1.49. "Estimated DA Statement" shall have the meaning set forth in Section 2.4(a).

            Section 1.50. "Estimated Distribution Amount" shall have the meaning set forth in Section 2.4(a).

            Section 1.51. "Excluded Assets" shall mean those assets listed on
Schedule 1.51.

            Section 1.52. "Final DA Statement" shall have the meaning set forth in Section 2.4(c).

            Section 1.53. "Former Employees" shall have the meaning set forth in
Section 6.1(a).

            Section 1.54. "FY 1997" shall have the meaning set forth in Section 2.4(a).

            Section 1.55. "Government Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational (including European Community), or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

            Section 1.56. "Guarantee" shall have the meaning set forth in
Section 10.1.

            Section 1.57. "Historical Standard Balance Sheet" shall have the meaning set forth in Section 3.3(b).

            Section 1.58. "Historical Standard Financial Statements" shall have the meaning set forth in Section 3.3(a).

            Section 1.59. "Historical Standard Income Statement" shall have the meaning set forth in Section 3.3(b).

            Section 1.60. "Historical Standard Statement of Cash Flows" shall have the meaning set forth in Section 3.3(b).

            Section 1.61. "Holberg" shall mean Holberg Industries, Inc., a Delaware corporation.

            Section 1.62. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            Section 1.63. "Indemnified Party" shall have the meaning set forth in Section 11.5(a)

            Section 1.64. "Indemnifying Party" shall have the meaning set forth in Section 11.5(a)

            Section 1.65. "Initial DA Statement" shall have the meaning set forth in Section 2.4(c).

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            Section 1.66. "IPO" shall have the meaning set forth in Section
11.1.

            Section 1.67. "IRS" shall mean the United States Internal Revenue Service.

            Section 1.68. "Letter Agreement" shall have the meaning set forth in
Section 5.1(b).

            Section 1.69. "Management Contracts" shall mean all contracts, agreements or other arrangements (including leases) pursuant to which a person has agreed to manage, operate or lease a parking facility.

            Section 1.70. "Multiemployer Plan" shall have the meaning set forth in Section 6.1(e).

            Section 1.71. "Notice of Disagreement" shall mean APCOA's written notice of its disagreement with the Initial DA Statement.

            Section 1.72. "Parties" shall have the meaning set forth in the first paragraph hereof.

            Section 1.73. "Pension Plan" shall have the meaning set forth in
Section 6.1(c).

            Section 1.74. "Permitted Debt" shall mean, as of the Closing Date, debt (including obligations in respect of capital leases and earnout obligations, and including related fees, costs and expenses) incurred or assumed in connection with any acquisition of Century by the Standard Companies if such acquisition and debt is approved by APCOA in accordance with the provisions of
Section 5.4, and other debt not in excess of $630,000, provided that all of such debt is prepayable at any time without penalty or premium), and provided that such debt will not include any debt incurred to finance any Excluded Assets or which would not properly be reflected in a Standard Balance Sheet prepared as of the Closing Date.

            Section 1.75. "Permitted Encumbrance" shall mean (i) with respect to the Standard Business, those Encumbrances listed in Schedule 3.5(a) or 3.6, and, with respect to APCOA, those Encumbrances listed in Schedule 4.5(a) or 4.6, (ii) liens for current ad valorem taxes not yet due and payable and (iii) such Encumbrances not known to the applicable Party as do not in any respect detract from the value of the property subject thereto (other than in an amount not material with respect to such property and, together with all other such Encumbrances, not material to and which would not reasonably be expected to have a material adverse effect on the business condition of the applicable Party) or interfere with or impair the present and continued use thereof in the usual and normal conduct of their business (other than in a manner not material with respect to such property and, together with all other such Encumbrances, not material to and which could not reasonably be expected to have a material adverse effect on the business condition of the applicable Party).

            Section 1.76. "person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

            Section 1.77. "Purchase Price" shall mean (i) the Standard APCOA Shares plus (ii) $65,000,000.

            Section 1.78. "Returns" shall have the meaning set forth in Section 7.3(a).

            Section 1.79. "Schedules Date" shall have the meaning set forth in
Section 5.7.

            Section 1.80. "Special Management Contracts" shall have the meaning set forth in Section 3.15.

            Section 1.81. "Standard Advisors Fee" shall have the meaning set forth in Section 3.16.

            Section 1.82. "Standard Affiliated Group" shall have the meaning set forth in Section 7.1(a).

            Section 1.83. "Standard APCOA Shares" shall mean 5.009523 shares of APCOA Common Stock.

            Section 1.84. "Standard Business" shall have the meaning set forth in the second paragraph hereof.

            Section 1.85. "Standard Business Condition" shall mean the assets, properties, operations, business, prospects or financial condition of the Standard Business taken as a whole.

            Section 1.86. "Standard Companies" shall mean all of the Standard Transferred Companies and their respective Subsidiaries, including Standard Parking I, L.L.C., a Delaware limited liability company; Standard Parking II, L.L.C., a Delaware limited liability company; and Standard Parking of Canada, L.P., an Illinois limited partnership.

            Section 1.87. "Standard Interests" shall mean all of the outstanding capital stock, partnership and other equity interests of the Standard Transferred Companies.

            Section 1.88. "Standard Leased Real Property" shall have the meaning set forth in Section 3.5(a).

            Section 1.89. "Standard Leases" shall have the meaning set forth in
Section 3.5(a).

            Section 1.90. "Standard Licenses" shall have the meaning set forth in Section 3.10(a).

            Section 1.91. "Standard Owners" shall have the meaning set forth in the first paragraph hereof.

            Section 1.92. "Standard Owners Damages" shall have the meaning set forth in Section 11.4(a).

            Section 1.93. "Standard Owners Indemnitees" shall have the meaning set forth in Section 11.4(a).

            Section 1.94. "Standard Owners' Warranty Period" shall have the meaning set forth in Section 11.1.

            Section 1.95. "Standard Transferred Companies" shall mean Standard Parking Corporation, an Illinois corporation; Standard Auto Park, Inc., an Illinois corporation; Standard Parking Corporation, MW, an Illinois corporation; Standard Parking, L.P., a Delaware limited partnership; Standard Parking Corporation, IL, an Illinois corporation; Standard/Wabash Parking Corporation, an Illinois corporation.

            Section 1.96. "Stockholders Agreement" shall mean the Stockholders Agreement by and among Standard Owners, APCOA, Holberg, APA Acquisition, Inc. and AP Holdings, Inc. in the form attached as Exhibit A to be dated as of the Closing Date.

            Section 1.97. "Subsidiary" of any person shall mean any corporation, partnership, limited liability company or other business entity of which at least a majority of the outstanding capital stock (or similar interests) having voting power under ordinary circumstances to elect directors (or similar governing body members) shall at the time be held, directly or indirectly, by such person and/or by one or more Subsidiaries of such person.

            Section 1.98. "Taxes" shall have the meaning set forth in Section 7.3(b).

            Section 1.99. "Taxing Authority" shall have the meaning set forth in
Section 7.3(c).

            Section 1.100. "338 Election" shall have the meaning set forth in
Section 7.4.

            Section 1.101. "to the knowledge of APCOA" shall have the meaning set forth in Section 13.9(a).

            Section 1.102. "to the knowledge of Standard Owners and the Standard Companies" shall have the meaning set forth in Section 13.9(a).

            Section 1.103. "Withdrawal Liability" shall have the meaning set forth in Section 6.1(f).


                                   ARTICLE II
                     Transfer of Standard Interests; Closing

            Section 2.1. Combination and Transfer. On the Closing Date, and subject to the terms and conditions set forth in this Agreement, each Standard Owner shall sell, convey, assign, transfer and deliver to APCOA, and APCOA shall purchase and acquire from such Standard Owner, all of such Standard Owner's right, title and interest in and to the Standard Interests owned by such Standard Owner, which are listed in Schedule 2.2 and which, together with the other Standard Interests listed in Schedule 2.2, represent all Standard Interests, in return for the Purchase Price payable as set forth in Section 2.2.

            Section 2.2. Consideration. (a) Subject to the terms and conditions hereof, at the Closing, APCOA shall convey to Standard Owners (including to the Escrow Agent as contemplated and required hereby) the Purchase Price, (i) by delivery of the Standard APCOA Shares, duly issued and registered in the names and amounts set forth in Schedule 2.2, and (ii) by wire transfer of immediately available funds of the cash portion of the Purchase Price (in the amounts, by Standard Owner, set forth in Schedule 2.2) to the account or accounts specified to APCOA by Standard Owners by written notice delivered to APCOA at least two business days prior to the Closing (including in each case by delivery of the Escrowed Amount to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement).

            (b) In addition to the other things required to be done hereunder, at the Closing, Standard Owners shall deliver or cause to be delivered to APCOA the following: (i) a certificate, dated the Closing Date and validly executed on behalf of Standard Owners, to the effect that the condition set forth in Section
8.1 has been satisfied; (ii) a copy of the resolutions of the board of directors of each Standard Owner (or similar enabling document in the case of entities other than corporate entities) authorizing the execution, delivery and performance of this Agreement by such Standard Owner, together with a certificate of the secretary or assistant secretary of such Standard Owner, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 8.2; and (iv) certificates or other documents evidencing the Standard Interests, together with any stock or other powers, endorsements or other documents required for their sale, conveyance, assignment, transfer and delivery, and such other instruments of sale, conveyance, assignment, transfer and delivery reasonably requested by APCOA, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

            (c) In addition to the payment of the Purchase Price and the other things required to be done hereunder, at the Closing, APCOA shall deliver, or cause to be delivered, to Standard Owners the following: (i) a certificate, dated the Closing Date and validly executed on behalf of APCOA, to the effect that the condition set forth in Section 9.1 shall have been satisfied; (ii) a copy of the resolutions of the board of directors of APCOA (or its executive committee), or similar enabling document, authorizing the execution, delivery and performance of this Agreement by APCOA, together with a certificate of the secretary or assistant secretary of APCOA, dated as of the Closing Date, that such resolutions were duly adopted and are in full force and effect; (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 9.2; (iv) if not previously delivered to Standard Owners, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of APCOA at or before the Closing; and (v) such other instruments as may be reasonably requested by Standard Owners, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

            Section 2.3. Time and Place of Closing. The Closing shall take place on the Closing Date at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, unless otherwise agreed by the Parties.

            Section 2.4. Closing Distribution Amount. (a) Prior to the Closing Date, Standard Owners and APCOA shall work together in the preparation of a statement (the "Estimated DA Statement") setting forth a reasonable estimate of the following amount (the "Estimated Distribution Amount") as of the Closing Date and the calculation thereof: such calculation shall be comprised of (i) $5,283,000 less distributions made on or prior to the Closing Date (whether in cash, property or otherwise, but excluding the distribution of any Excluded Assets expressly permitted in accordance with the terms hereof) with respect to earnings of the Standard Business for the fiscal year ending December 31, 1997 ("FY 1997"), plus (ii) $1,200,000 (which Standard Owners represent and warrant to be a portion of the amount of the original capital contribution by Standard Owners to the Standard Companies), plus (iii) an amount equal to (x) $5,400,000 divided by 365, multiplied by (y) the number of days from January 1, 1998 through the Closing Date, less distributions (whether in cash, property or otherwise) made on or prior to the Closing Date with respect to earnings of the Standard Business during such period, minus (iv) the incentive compensation of the Standard Companies accrued and not received by the Standard Companies for FY 1997, minus (v) the retroactive payments in respect of policies of insurance maintained by the Standard Companies accrued for FY 1997 based on experience history for the Standard Companies but not yet received by the Standard Companies or received, but as to which binding written confirmations of finality from the applicable insurance carrier or broker has not been obtained, provided that the numbers used in such calculation shall be derived from financial records prepared in accordance with generally accepted accounting principles consistently applied (and consistent with the Audited 1997 Standard Financial Statements (to the extent available at the relevant time)) and such calculation shall be consistent with this Agreement and with past practices, but excluding, for purposes of such calculation, the Standard Advisors Fees.

            (b) At the Closing, APCOA shall convey the Estimated Distribution Amount, to the extent not already distributed in accordance with the provisions of Section 5.4(c)(i), to Standard Owners in the amounts specified in the Estimated DA Statement.

            (c) On or prior to July 1, 1998, Standard Owners shall deliver to APCOA a revision of the Estimated DA Statement reflecting actual results for FY 1997 (the "Initial DA Statement"), which statement shall be accompanied by a report thereon of Altschuler, Melvoin and Glasser LLP ("AMG") to the effect that, in the opinion of such firm, (x) such statement fairly presents a calculation of an amount equal to the Estimated Distribution Amount, computed without deducting the amounts deducted pursuant to clauses (iv) and (v) in the calculation of the Estimated Distribution Amount to the extent that such amounts have been actually collected, and, with respect to the amounts described in clause (v) only, binding written confirmation of finality with respect thereto obtained from the applicable insurance carrier or broker, as of July 1, 1998 (or, if previously collected but not final, to the extent that binding written confirmation of finality with respect to such amounts have been obtained from the applicable insurance carrier or broker) (such amount, the "Distribution Amount") based upon financial records prepared in accordance with generally accepted accounting principles consistently applied and (y) that such calculation is consistent with this Agreement and with past practices. APCOA shall assist Standard Owners in the preparation of the Initial DA Statement and shall be provided full access to the properties, books and records relating to Standard Owners and the Standard Business for such purpose. During the 60 days immediately following APCOA's receipt of the Initial DA Statement, AP-

COA shall be permitted to review Standard Owners' (and AMG's) working papers relating to the Initial DA Statement. The Initial DA Statement shall become final and binding upon the Parties (and shall thereupon become the "Final DA Statement") on the 60th day following receipt thereof by APCOA unless APCOA shall provide a Notice of Disagreement to Standard Owners prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by Standard Owners, then the Initial DA Statement shall become final and binding upon the Parties (and shall thereupon become the "Final DA Statement") on the earlier of (x) the date on which the Parties resolve in writing any differences they may have with respect to any matter specified in the Notice of Disagreement, and agree upon a Final DA Statement, or (y) the date on which the Accounting Firm finally resolves in writing any matters with respect to the Initial DA Statement that are in dispute by providing the Parties with a Final DA Statement. During the 60 days immediately following the delivery of a Notice of Disagreement, Standard Owners and APCOA shall seek in good faith to resolve in writing (and thereby agree on a Final DA Statement) any differences which they may have with respect to any matter specified in the Notice of Disagreement. During such period, Standard Owners shall have access to the working papers of APCOA prepared in connection with APCOA's preparation of the Notice of Disagreement. At the end of such 60-day period, Standard Owners and APCOA shall submit to the Accounting Firm for review and resolution any and all matters which remain in dispute and which were included in the Notice of Disagreement, and the Accounting Firm shall make a final determination (which shall thereupon become the "Final DA Statement"), binding on the Parties, of the Distribution Amount. The fees of the Accounting Firm incurred pursuant to this Section shall be borne equally by APCOA and Standard Owners. If the Distribution Amount reflected on the Final DA Statement exceeds the Estimated Distribution Amount, APCOA shall, and if the Estimated Distribution Amount exceeds the Distribution Amount reflected on the Final DA Statement, Standard Owners shall, within 10 business days after the DA Statement becomes final and binding on the Parties, make payment of the difference to the other Party by wire transfer in immediately available funds of the amount of such excess, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by Citibank, N.A. as its base rate, calculated on the basis of the actual number of days elapsed over 365 from the Closing Date to the date of payment.

            (d) With respect to any FY 1997 retroactive payments on account of any policies of insurance maintained by the Standard Companies received by the Standard Companies prior to July 1, 1998, but as to which binding written confirmations of finality from the applicable insurance carrier or broker were not obtained prior to July 1, 1998, and which have not previously or otherwise been distributed to the Standard Owners, such amounts shall be distributed by the Standard Companies to the Standard Owners after July 1, 1998, either (i) at such time as written confirmations of finality from the applicable insurance carrier or broker are obtained with respect thereto, or (ii) at such time as the insurance carrier's legal right to file a claim to recover any portion thereof has expired.

                                   ARTICLE III
                Representations and Warranties of Standard Owners

            Each Standard Owner hereby represents and warrants to APCOA as to itself (but not as to any other Standard Owner) and as to each Standard Company as follows:

            Section 3.1. Incorporation; Authorization; Etc. (a) (i) Such Standard Owner (other than any natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Standard Owner (other than any natural person) (A) has all requisite corporate or comparable power to own its properties and assets and to carry on its business as it is now being conducted and (B) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a material adverse effect on the Standard Business Condition or otherwise impair consummation of the Combination. (ii) Each Standard Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Standard Company (A) has all requisite corporate or comparable power to own its properties and assets and to carry on its business as it is now being conducted and (B) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a material adverse effect on the Standard Business Condition or otherwise impair consummation of the Combination.

            (b) Such Standard Owner has full corporate or comparable power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of such Standard Owner's (other than a natural person) obligations hereunder have been duly and validly authorized by all necessary proceedings on the part of such Standard Owner and no other proceedings or actions on the part of such Standard Owner, its board of directors (or similar governing body) or stockholders (or other interest owners) are necessary therefor. Except as set forth in Schedule 3.1(b), the execution, delivery and performance by such Standard Owner (other than any natural person) of this Agreement will not (i) violate any provision of such Standard Owner's certificate of incorporation or by-laws or other organizational documents, (ii) except for Management Contracts or as disclosed in Schedule 3.1(b), violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in the assets of any Standard Company pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which any Standard Company is a party or by which any of them is bound, or (iii) except as disclosed in Schedule 3.1(b) or 3.12, violate or conflict with any statute, rule or regulation applicable to such Standard Owner or any Standard Company or any of its properties or assets or any other material restriction of any kind or character to which such Standard Owner or any Standard Company is subject, that, in the case of any of clauses (ii) and (iii), would, indi-vidually or in the aggregate, have a material adverse effect on the Standard Business Condition or impair the consummation of the Combination. This Agreement has been duly executed and delivered by such Standard Owner, and, assuming the due execution and delivery hereof by APCOA, constitutes the legal, valid and binding obligation of such Standard Owner, enforceable against such Standard Owner in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law). The execution of the Employment Agreement and the Consulting Agreement by APCOA, and all payments that may become due thereunder, will, prior to Closing, be approved in a manner satisfying the requirements of Section 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code with respect to the change of control of Standard Parking and its affiliates that will occur as of the Closing Date.

            Section 3.2. Capitalization. (a) All of the outstanding shares of capital stock, partnership interests or other interests of each Standard Company have been validly authorized and duly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock, partnership interests or other interests of each Standard Transferred Company, (i) except as set forth on Schedule 3.2, are free of preemptive rights and are owned as set forth in Schedule 2.2 by such Standard Owner free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other legal or equitable encumbrances of any nature whatsoever and (ii) are included in the Standard Interests. All of the outstanding shares of capital stock, partnership interests or other interests of each Standard Company (other than any Standard Transferred Company), except as set forth on Schedule 3.2, are free of preemptive rights and are owned as set forth in Schedule 3.2 by a Standard Transferred Company free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other legal or equitable encumbrances of any nature whatsoever. Except pursuant to this Agreement, and except as set forth on Schedule 3.2, there are no options, warrants, calls, rights or agreements to which such Standard Owner or any Standard Company is a party or by which any of them is bound obligating any Standard Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, partnership interests or other equity interests of any Standard Company, or securities convertible into or exchangeable for such interests or obligating any Standard Company to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth on Schedule 3.2, there are no outstanding contractual obligations of such Standard Owner or any Standard Company (i) restricting the transfer of,
(ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to any shares of capital stock, partnership interests or other interests on any Standard Company. All outstanding shares of capital stock, partnership interests or other interests of each Subsidiary of any Standard Transferred Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and owned by a Standard Transferred Company or a Standard Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other legal or equitable encumbrances of any nature whatsoever. No Standard Company is the record or beneficial owner of any capital stock of, or joint venture or other investment or equity interest in, any person other than
(i) another Standard Company and (ii) the Excluded Assets.

            (b) The Standard Interests listed on Schedule 2.2 collectively represent all Standard Interests. Except as set forth on Schedule 3.2, no Standard Owner or any Affiliate of Myron C. Warshauer or any member of his family is engaged or owns an interest in any parking or parking-related business other than which is a part of the Standard Business (or the Excluded Assets). Upon consummation of the Combination at the Closing, as contemplated by this Agreement, such Standard Owner shall deliver to APCOA good title to the Standard Interests of such Standard Owner free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other legal or equitable encumbrances of any nature whatsoever, other than those created by or through APCOA (if any).

            Section 3.3. Financial Statements. (a) Attached as Schedule 3.3(a) are (i) true and complete copies of the audited balance sheets of the Standard Business on a consolidated basis as of December 31, 1995 and December 31, 1996 and the audited income statements and statements of cash flows of the Standard Business on a consolidated basis for the 12-month periods ending December 31, 1994, December 31, 1995 and December 31, 1996, and which in each case (other than those for the 12-month period ended December 31, 1994) have been audited by AMG, and are accompanied by an unqualified opinion of AMG, and (ii) true and complete copies of the unaudited balance sheet of the Standard Business on a consolidated basis as of October 31, 1997 and the unaudited income statement of the Standard Business on a consolidated basis for the ten-month period ending October 31, 1997 (collectively, the "Historical Standard Financial Statements"). In each case herein in which the Standard Business is referred to in the context of a balance sheet, income statement, statement of cash flows or other financial statement, such balance sheet, income statement, statement of cash flows or other financial statement has been prepared without taking into account the Excluded Assets or any results of operations related to the ownership thereof in any way (but including results of operations that are not related to the ownership of the Excluded Assets and that will continue following the consummation of the Combination such as lease payments or management fees made to the Standard Companies in respect of operations located on Excluded Assets), and otherwise reflecting the Standard Business as the same will be conveyed in the Combination.

            (b) Each balance sheet included in the Historical Standard Financial Statements may be hereinafter referred to as a "Historical Standard Balance Sheet," and each income statement included in the Historical Standard Financial Statements may be hereinafter referred to as a "Historical Standard Income Statement" and each statement of cash flows included in the Historical Standard Financial Statements may be hereinafter referred to as a "Historical Standard Statement of Cash Flows."

            (c) The Historical Standard Financial Statements (including, in each case, any notes thereto) are accurate and complete in all material respects, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, in the case of any Historical Standard Balance Sheet, fairly present the consolidated financial position of the Standard Companies or the Standard Business, as the case may be, at the date thereof or, in the case of any

Historical Standard Income Statement, and Historical Standard Statement of Cash Flows, fairly present the consolidated results of operations of the Standard Companies or the Standard Business, as the case may be, for the periods then ended (subject, in the case of unaudited Historical Standard Financial Statements, to any other adjustments described therein and normal year-end audit adjustments), and without taking into account the Excluded Assets or any results of operations related to the ownership thereof in any way (but including results of operations that are not related to the ownership of the Excluded Assets and that will continue following the consummation of the Combination, such as lease payments or management fees made to the Standard Companies in respect of operations located on Excluded Assets), and otherwise reflects the Standard Business as the same will be conveyed in the Combination. No Standard Company has, since January 1, 1996, made any change in the accounting practices or policies applied in the preparation of the Historical Standard Financial Statements. The books and records of the Standard Companies have been, and are being, maintained in accordance with generally accepted accounting principles and other applicable legal and accounting requirements.

            (d) The Historical Standard Balance Sheets do not include any assets which were not included in the Standard Business (including the Excluded Assets) and owned by a Standard Company at the relevant date, and the Historical Standard Income Statements and Historical Standard Statement of Cash Flows do not reflect the operations of any entity or business which were not included in the Standard Business (including the Excluded Assets and the operations related thereto) and owned by a Standard Company during the relevant period. Schedule 3.3(d) contains a true and complete list of all transactions with Affiliates of Standard Owners involving the Standard Business for the periods covered by the Historical Standard Financial Statements. Except as specified in Schedule 3.3(d), all transactions involving Affiliates of Standard Owners have been accounted for on the Historical Standard Financial Statements.

            (e) Each Standard Company conducts business the revenues of which (excluding revenues derived from bank accounts, securities and similar investments (such as interests in any Standard Company)) were material to the Standard Business for FY 1997.

            Section 3.4. Undisclosed Liabilities. Except as reflected, reserved against or otherwise disclosed in the Historical Standard Balance Sheet as of October 31, 1997, and except as set forth on Schedule 3.4, and except, as of the Closing Date, for the Permitted Debt, there are no liabilities, debts (including obligations in respect of capital leases), or obligations of or claims against any Standard Company or otherwise relating to or arising in connection with the Standard Business (of any nature whether or not required to be disclosed pursuant to generally accepted accounting principles) which would individually or in the aggregate reasonably be expected to have a material adverse effect on the Standard Business Condition or that would have been required to be reflected on such balance sheet or in the related notes in accordance with United States generally accepted accounting principles consistently applied by such Standard Company.

            Section 3.5. Properties. (a) Except for, as of the date hereof, Excluded Assets, no real property is owned by the Standard Business. Schedule 3.5(a) describes all leases for real property leased by any Standard Company as lessee or lessor other than Management Contracts (the "Standard Leased Real Property"), such description including an identification of the lease agreement therefor and any and all amendments, modifications, side letters and other agreements relating thereto, the names of the lessor and lessee thereunder, the title and date thereof, the address of the premises leased thereunder, and the term, including any extension options, if not apparent from the lease agreement. All leases with respect to the Standard Leased Real Property ("Standard Leases") are in effect in accordance with their terms and create a valid and binding interest in the Standard Leased Real Property in favor of a Standard Company and, except as set forth in Schedule 3.5(a), all rents and other amounts (including taxes, insurance and utilities) required to be paid under such Standard Leases, which have become due, have been paid. To the actual knowledge of Standard Owners and the Standard Companies, except as set forth in Schedule 3.5(a), there are no condemnation proceedings, special assessments, impact fees or similar charges pending or, to the actual knowledge of Standard Owners and the Standard Companies, threatened against the Standard Leased Real Property, and Standard Owners have not received or been served with any notice with respect to any of the foregoing. To the actual knowledge of Standard Owners and the Standard Companies, the current use by the Standard Companies of the Standard Leased Real Property complies in all respects with all applicable zoning laws and building and use restrictions (including all agreements of the Standard Companies applicable thereto) and condominium restrictions, except as could not be reasonably expected, individually or in the aggregate, to have a material adverse effect with respect to the Standard Business Condition. Standard Owners and the Standard Companies have no actual knowledge of any proposed change in the zoning or building ordinances affecting the Standard Leased Real Property.

            (b) Except as disclosed in Schedule 3.5(b), no lease of Standard Leased Real Property requires a Standard Company to make any structural repairs or maintenance beyond routine maintenance. To the actual knowledge of Standard Owners and the Standard Companies, except as disclosed in Schedule 3.5(b), all buildings, structures, improvements and fixtures on, under, over or within Standard Leased Real Property, and all other aspects of each Standard Leased Real Property: (i) are in good operating condition and repair (subject to normal wear and tear) and are structurally sound and free of any material defects; (ii) are suitable, sufficient and appropriate in all respects for their current uses, except for such failures as, together with all other such failures, could not reasonably be expected to have a material adverse effect on the Standard Business Condition; (iii) comply with all applicable codes and rules of national and local associations and boards of insurance underwriters; (iv) are within the boundary lines of their respective Standard Leased Real Property; and (v) consist of sufficient land, parking areas, sidewalks, driveways and other improvements to permit the continued use of such facilities in the manner and for the purposes to which they are presently devoted. There are no outstanding or, to the actual knowledge of Standard Owners and the Standard Companies, threatened requirements by any insurance company which has issued an insurance policy covering any Standard Leased Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring any material repairs or work to be done on any Standard Leased Real Property.

            Section 3.6. Personal Property. Schedule 3.6 sets forth a list of all personal property (including fixed assets) owned by a Standard Company with an initial purchase price or book value in excess of $25,000 and all Encumbrances thereon. Each Standard Company has good and marketable title to such property free and clear of Encumbrances, except Permitted Encumbrances and except for those Encumbrances set forth in Schedule 3.6. All such personal property is in good operating condition and repair in all material respects, ordinary wear and tear excepted, and is sufficient for the operation of the Standard Business consistent with past practice.

            Section 3.7. Absence of Certain Changes. Since December 31, 1996, there has been no material adverse change in, and there has not been any occurrence which, when taken together with all other such changes or occurrences, would reasonably be expected to have a material adverse effect on the Standard Business Condition. Since October 31, 1997, except as set forth on
Schedule 3.7, no Standard Company has taken any action which would have been prohibited by the provisions of Section 5.4 had this Agreement been in effect at the time of such action.

            Section 3.8. Litigation; Orders. Except for litigation in the ordinary course of business which is fully covered by insurance without significant deductibles (none of which is individually or in the aggregate material) or as disclosed in Schedule 3.8, (i) there are no lawsuits, actions, administrative or arbitration or other proceedings or Government Authority investigations pending or, to the actual knowledge of Standard Owners and the Standard Companies, threatened against any Standard Company or respecting any Standard Interests by any person or Government Authority and (ii) there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against any Standard Company or any of the properties of any Standard Company or respecting any Standard Interests, in each of clauses (i) or (ii) that would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Standard Business Condition or that would impair the consummation of the Combination.

            Section 3.9. Intellectual Property. Schedule 3.9 lists all material patents, trademarks, trade names, service marks, registered copyrights and pending applications owned by any Standard Company or used in the Standard Business as of the date hereof. The intellectual property listed on Schedule 3.9 is sufficient for the conduct of the Standard Business as conducted as of the date hereof and to the actual knowledge of Standard Owners and the Standard Companies, the Standard Companies have the right to use all such intellectual property. Except as disclosed in Schedule 3.9, no claims which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Standard Business Condition have been asserted by any person (i) to the effect that the conduct of business by any Standard Company infringes on any patents, trademarks, trade names, service marks or registered copyrights, (ii) against the use by any Standard Company of any trademarks, trade names, technology, know-how or processes necessary to the business of such Standard Company or (iii) challenging the ownership, validity or effectiveness of any of the patents, trademarks, trade names, service marks, registered copyrights or applications therefor listed on Schedule 3.9.

            Section 3.10. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. (a) "Standard Licenses" means all material licenses, permits, franchises and other authorizations of any Government Authority possessed by or granted to any Standard Company. To the knowledge of Standard Owners and the Standard Companies, except as disclosed in Schedule 3.10(a), all Standard Licenses are in full force and effect except for those whose failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Standard Business Condition. Except as disclosed in Schedule 3.10(a), no proceeding is pending, or, to the actual knowledge of Standard Owners and the Standard Companies, threatened, seeking the revocation or limitation of any such Standard License that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Standard Business Condition.

            (b) Schedule 3.10(b) lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by any Standard Company with, to or from any person (other than under Management Contracts), including any Government Authority, in connection with the consummation of the Combination except for those the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect on the Standard Business Condition or impair the consummation of the Combination.

            Section 3.11. Labor Matters. Except as described in Schedule 3.11, no Standard Company has any written or oral contracts of employment with any employee in a position of assistant vice president level or above and, except as described in Schedule 3.11, no such contract provides for any severance compensation or benefits or similar "change-of-control" provisions that would give rise to a right or entitlement as a result of the consummation of the transactions contemplated hereby or because of any change in his position, authority, title, duties, reporting responsibilities, status, or other similar matter, resulting from or arising after or in connection with such consummation. Except as described in Schedule 3.11, no Standard Company has been in the past five years or is presently a party to any collective bargaining agreement, subject to a legal duty to bargain with any labor organization on behalf of its employees or the object of any attempt to organize employees for collective bargaining or similar purposes or is presently operating under an expired collective bargaining agreement. Schedule 3.11 contains a complete and accurate list as of the date hereof of all employees in positions of assistant vice president level or above of each Standard Company by department and location and their titles, salaries and all other forms of compensation, dates of hire, and indicating which of such employees have severance arrangements or are covered by change-of-control provisions applicable to such employees. No Standard Company is a party to or subject to any pending or, to the knowledge of Standard Owners and the Standard Companies, threatened labor dispute (including a strike, work stoppage, organizing attempt, picketing, boycott or similar activity). To the knowledge of Standard Owners and the Standard Companies, each Standard Company has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment, payment and termination of labor, including the provisions thereof relative to wages, hours, severance, vacation, collective bargaining, employee benefits, and employee benefit plans, contributions, unemployment, withholding taxes and occupational health and safety and equal opportunity and non-discrimination laws (including the Americans with Disabilities Act). Each Standard Company has made all deductions required by law to be made for employees' wages, and salaries and either remitted the same to appropriate Government Authorities or provided for the same in its accounts and is not liable for any arrears of wages or any taxes or penalties for failure to comply with the payment or repayment of any of the foregoing.

            Section 3.12. Compliance with Laws. Except as may be indicated in
Schedule 3.12, the conduct of the Standard Business complies with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and has so complied at all time periods prior hereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Standard Business Condition.

            Section 3.13. Insurance. Schedule 3.13 lists all insurance policies owned or held by any Standard Company which may cover the business or assets of any Standard Company. All such policies are in full force and effect and have not lapsed in coverage, all premiums with respect thereto covering all current periods have been paid to the extent due, and no written notice of cancellation or termination has been received with respect to any such policy. All claims with respect to retroactive insurance premia rebated to any Standard Company for FY 1996 have been closed and such rebates have become final.

            Section 3.14. Material Contracts. Except as disclosed in Schedule 3.5(a), 3.11 or 3.14, no Standard Company is a party to any (i) employment or consulting agreement having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $300,000, (ii) sales representative or agency contract which is not terminable on 12 months' (or less) notice, (iii) other than Management Contracts, lease of real or personal property with an annual base rental obligation of more than $25,000, or a total remaining rental obligation of more than $100,000, (iv) joint venture or partnership agreement, except as relates solely to the Excluded Assets, (v) contract or agreement as to the sale, transfer or other disposition of any assets (other than the Excluded Assets or de minimis assets), or as to any joint venture or partnership, or as to the purchase of any assets or securities of any person (other than de minimis assets or securities), (vi) agreement limiting in any way any Standard Company's ability to compete with any person in any geographic location or any line of business, or (vii) other than Management Contracts, other contract, agreement or arrangement, entered into other than in the ordinary course of business, requiring future payment or payments in excess of $25,000 per year or otherwise material to the Standard Business. With respect to all contracts listed on
Schedule 3.14, except as disclosed on Schedule 3.14, such contracts are valid and binding and no Standard Company is in material breach thereof or material default thereunder and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures to be valid and binding and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Standard Business Condition. Schedule 3.14 lists all notes, mortgages, indentures and other obligations and agreements and other instruments for or relating to any lending or borrowing (including assumed debt) with a remaining principal of $25,000 or more effected by any Standard Company or to which any assets of any Standard Company are subject (except with respect to any such lending or borrowing among Standard Companies).

            Section 3.15. Management Contracts. Schedule 3.15 is a list of all Management Contracts as of the date hereof except for those Management Contracts for which certain information regarding such Management Contracts is Special Evaluation Material as defined in Schedule 5.1(a) ("Special Management Contracts"), together with, as to each, the location name, the address, the start date (or, if not available, the approximate start date), the end date, the renewals, the operating profit for FY 1995 and 1996 and YTD 1997, a description of any change of control or similar provision contained therein and a notation indicating whether such Management Contract is written or oral and as to the Special Management Contracts, the aggregate operating profit for FY 1995 and 1996 and YTD 1997. With respect to each Management Contract, such Management Contract is valid and binding and no Standard Company is in material breach thereof or material default thereunder and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, and there is no threatened breach by a party to a Management Contract and there are no circumstances known to any Standard Owner or Standard Company which would cause a Management Contract to become not valid or binding or would cause a breach or default in a Management Contract except for such failures to be valid and binding and such breaches, defaults and events as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Standard Business Condition. No Standard Company or Standard Owner has knowledge of any plan or intention of JMB Realty Corporation or Equity Office Properties Trust or any of their respective Affiliates to alter its relationship with the Standard Business, except in each case, as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Standard Business Condition, and except in connection with ordinary-course dispositions of portfolio properties by such persons.

            Section 3.16. Brokers, Finders, Etc. Standard Owners have employed no broker, finder, consultant or other intermediary in connection with the Combination or the other matters contemplated hereby who would have a valid claim for a fee or commission from APCOA or any Standard Company in connection with the Combination or such transactions, other than Goldman, Sachs & Co., AMG and Katten Muchin & Zavis. Up to, but no more than, $2,000,000 of the actual fees of such firms shall be a permitted liability of the Standard Companies at the Closing (such amount, the "Standard Advisors Fee").

            Section 3.17. Hazardous Materials. Except as set forth in Schedule 3.17, (i) there is no liability resulting from a violation of any applicable Environmental Law and (ii) there are no claims pending or, to the knowledge of Standard Owners, threatened, and none of Standard Owners or any Standard Company has received notice, alleging that a Standard Company is or has been in violation of any applicable Environmental Law. Schedule 3.17 contains a true and accurate list of any Standard Leased Real Property or property under a Management Contract on which any petroleum products (including gasoline and oil but excluding cleaning solvents not customarily considered petroleum products) or diesel fuel is presently stored (other than in the fuel tanks of vehicles which are parked on such Standard Leased Real Property) or sold by any Standard Company, or, to the actual knowledge of Standard Owners and the Standard Companies, was stored or sold by any Standard Company. For the purpose of this Agreement, "Environmental Law" shall mean any law, statute, regulation, court order, consent decree or settlement agreement which imposes any liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of hazardous materials, including the Comprehensive Environmental Response, Compen-sation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law and the Toxic Substances Control Act or any similar federal, state or local statute.

            Section 3.18. Knowledge Regarding Representations. No Standard Owners or any Standard Company is aware of any inaccuracy or misstatement in, or breach of, any representation or warranty of APCOA contained herein.

            Section 3.19. Acquisition of Shares for Investment. Standard Owners have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their acquisition of the Standard APCOA Shares. Standard Owners confirm that APCOA has, or prior to the Diligence Out Termination Date will have, made available to Standard Owners the opportunity to ask questions of the officers and management employees of APCOA and to acquire additional information about the business and financial condition of APCOA. Standard Owners are acquiring the Standard APCOA Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such shares, in violation of applicable securities laws. Standard Owners understand and agree that the Standard APCOA Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, except pursuant to an exemption from such registration available under such Act, and without compliance with state, local and foreign securities laws, in each case, to the extent applicable, and in compliance with the Stockholders Agreement.

                                   ARTICLE IV
                     Representations and Warranties of APCOA

            APCOA hereby represents and warrants to each Standard Owner as follows:

            Section 4.1. Incorporation; Authorization; Etc. (a) APCOA is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. APCOA (A) has all requisite corporate or comparable power to own its properties and assets and to carry on its business as it is now being conducted and (B) is in good standing and is duly qualified to transact business in each domestic jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, have a material adverse effect on the APCOA Business Condition or otherwise impair consummation of the Combination.

            (b) APCOA has full corporate or comparable power to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of APCOA's obligations hereunder have been duly and validly authorized by all necessary proceedings on the part of APCOA and no other proceedings or actions on the part of APCOA, its board of directors or stockholders are necessary therefor. Except as set forth in Schedule 4.1(b), the execution, delivery and performance by APCOA of this Agreement will not (i) violate any provision of APCOA's certificate of incorporation or by-laws, (ii) except for Management Contracts or as disclosed in Schedule 4.1(b), violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien upon or the creation of a security interest in the assets of APCOA pursuant to, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, injunction or decree to which APCOA is a party or by which it is bound, or (iii) except as disclosed in Schedule 4.1(b) or 4.12, violate or conflict with any statute, rule or regulation applicable to APCOA or any of its properties or assets or any other material restriction of any kind or character to which APCOA is subject, that, in the case of any of clauses (ii) and (iii), would, individually or in the aggregate, have a material adverse effect on the APCOA Business Condition or impair the consummation of the Combination. This Agreement has been duly executed and delivered by APCOA, and, assuming the due execution and delivery hereof by each Standard Owner, constitutes the legal, valid and binding obligation of APCOA, enforceable against APCOA in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law. The execution of the Employment Agreement and the Consulting Agreement by APCOA, and all payments that may become due thereunder, have been approved in a manner that would satisfy the requirements of Section 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code with respect to a change of control of APCOA and its affiliates, assuming such change of control were to take place immediately after the Closing Date.

            Section 4.2.. As of the date hereof, the authorized capital stock of APCOA consists of 3,000 shares of Common Stock, par value $1.00 per share ("APCOA Common Stock"), and 2,000 shares of Preferred Stock (of any class or series), par value $.01 per share ("APCOA Preferred Stock"). At the date hereof,
26.3 shares of APCOA Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and owned as set forth in Schedule
4.2. As of the date hereof, except for this Agreement and except as set forth on
Schedule 4.1, there are no options, warrants, calls, rights or agreements to which APCOA or any of its Subsidiaries is a party or by which any of them is bound obligating APCOA or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, partnership interests or other equity interests of APCOA or any of its Subsidiaries, or securities convertible into or exchangeable for such interest or obligating Holberg or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. As of the date hereof, there are no outstanding contractual obligations of APCOA or any of its Subsidiaries
(i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to, any shares of APCOA Common Stock or any capital stock, partnership interests or other equity interests of any of its Subsidiaries. The outstanding shares of capital stock, partnership interests or other equity interests of each Subsidiary of APCOA are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and owned by APCOA or its Subsidiary, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Upon issuance in accordance with the terms of this Agreement, the Standard APCOA Shares shall be validly issued, fully paid and nonassessable shares of APCOA Common Stock.

            Section 4.3. Financial Statements. (a) Attached as Schedule 4.3(a) are (i) true and complete copies of the audited balance sheets of APCOA on a consolidated basis as of December 31, 1994, December 31, 1995 and December 31, 1996 and the audited income statements and statements of cash flows of APCOA on a consolidated basis for the 12-month periods ending December 31, 1994, December 31, 1995 and December 31, 1996 and (ii) true and complete copies of the unaudited balance sheet of APCOA on a consolidated basis as of September 30, 1997 and the unaudited income statement of APCOA on a consolidated basis for the nine-month period ending September 30, 1997 (collectively, the "APCOA Financial Statements").

            (b). Each balance sheet included in the APCOA Financial Statements may be hereinafter referred to as a "APCOA Balance Sheet," and each income statement included in the APCOA Financial Statements may be hereinafter referred to as a "APCOA Income Statement" and each statement of cash flows included in the APCOA Financial Statements may be hereinafter referred to as a "APCOA Statement of Cash Flows."

            (c) The APCOA Financial Statements (including any notes thereto) are accurate and complete in all material respects, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and, in the case of any APCOA Balance Sheet, fairly present the consolidated financial position of APCOA at the date thereof or, in the case of any APCOA Income Statement and APCOA Statement of Cash Flows, fairly present the consolidated results of operations of APCOA for the periods then ended (subject, in the case of unaudited APCOA Financial Statements, to any other adjustments described therein and normal year-end audit adjustments). Except for the restatement of depreciation and amortization expense related to the purchase of APCOA by Holberg, APCOA has not, since January 1, 1996, made any change in the accounting practices or policies applied in the preparation of the APCOA Financial Statements. The books and records of APCOA have been, and are being, maintained in accordance with generally accepted accounting principles and other applicable legal and accounting requirements.

            Section 4.4. Undisclosed Liabilities. Except as reflected, reserved against or otherwise disclosed in the APCOA Balance Sheet as of September 30, 1997, and except as set forth on Schedule 4.4, and except, as of the Closing Date, for obligations incurred in connection with the transactions contemplated hereby and related expenses, there are no liabilities, debts (including obligations in respect of capital leases), or obligations of or claims against APCOA (of any nature whether or not required to be disclosed pursuant to generally accepted accounting principles) which would individually or in the aggregate reasonably be expected to have a material adverse effect on the APCOA Business Condition or that would have been required to be reflected on such balance sheet or in the related notes in accordance with United States generally accepted accounting principles consistently applied by APCOA.

            Section 4.5. Properties. (a) No real property is owned by APCOA.
Schedule 4.5(a) describes all leases for real property leased by APCOA or its Subsidiary as lessee or lessor other than Management Contracts (the "APCOA Leased Real Property"), such description including an identification of the lease agreement therefor and any and all amendments, modifications, side letters and other agreements relating thereto, the names of the lessor and lessee there-under, the title and date thereof, the address of the premises leased thereunder, and the term, including any extension options, if not apparent from the lease agreement. All leases with respect to the APCOA Leased Real Property ("APCOA Leases") are in effect in accordance with their terms and create a valid and binding interest in the APCOA Leased Real Property in favor of APCOA or its Subsidiary and, except as set forth in Schedule 4.5(a), all rents and other amounts (including taxes, insurance and utilities) required to be paid by APCOA or its Subsidiary under such APCOA Leases, which have become due, have been paid. To the actual knowledge of APCOA, except as set forth in Schedule 4.5(a), there are no condemnation proceedings, special assessments, impact fees or similar charges pending or, to the actual knowledge of APCOA, threatened against the APCOA Leased Real Property, and APCOA and its Subsidiaries have not received or been served with any notice with respect to any of the foregoing. To the actual knowledge of APCOA, the current use by APCOA and its Subsidiaries of the APCOA Leased Real Property complies in all respects with all applicable zoning laws and building and use restrictions (including all agreements of APCOA and its Subsidiaries applicable thereto) and condominium restrictions, except as could not be reasonably expected, individually or on the aggregate, to have a material adverse effect with respect to the APCOA Business Condition. APCOA has no actual knowledge of any proposed change in the zoning or building ordinances affecting the APCOA Leased Real Property.

            (b) Except as disclosed in Schedule 4.5(b), no lease of APCOA Leased Real Property requires APCOA or its Subsidiary to make any structural repairs or maintenance beyond routine maintenance. To the actual knowledge of APCOA, except as disclosed in Schedule 4.5(b), all buildings, structures, improvements and fixtures on, under, over or within APCOA Leased Real Property, and all other aspects of each APCOA Leased Real Property: (i) are in good operating condition and repair (subject to normal wear and tear) and are structurally sound and free of any material defects; (ii) are suitable, sufficient and appropriate in all respects for their current uses, except for such failures as, together with all other such failures, could not reasonably be expected to have a material adverse effect on the APCOA Business Condition; (iii) comply with all applicable codes and rules of national and local associations and boards of insurance underwriters; (iv) are within the boundary lines of their respective APCOA Leased Real Property; and (v) consist of sufficient land, parking areas, sidewalks, driveways and other improvements to permit the continued use of such facilities in the manner and for the purposes to which they are presently devoted. There are no outstanding or, to the actual knowledge of APCOA, threatened requirements by any insurance company which has issued an insurance policy covering any APCOA Leased Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring any material repairs or work to be done on any APCOA Leased Real Property.

            Section 4.6. Personal Property. Schedule 4.6 sets forth a list of all personal property (including fixed assets) owned by APCOA with an initial purchase price or book value in excess of $25,000 and all Encumbrances thereon. APCOA has good and marketable title to such property free and clear of Encumbrances, except Permitted Encumbrances and except for those Encumbrances set forth in Schedule 4.6. All such personal property is in good operating condition and repair in all material respects, ordinary wear and tear excepted, and is sufficient for the operation of APCOA's business consistent with past practice.

            Section 4.7. Absence of Certain Changes. Since December 31, 1996, there has been no material adverse change in, and there has not been any occurrence which, when taken together with all other such changes or occurrences, would reasonably be expected to have a material adverse effect on the APCOA Business Condition. Since September 30, 1997, except as set forth on
Schedule 4.7, APCOA has not taken any action which would have been prohibited by the provisions of Section 5.4 had this Agreement been in effect at the time of such action.

            Section 4.8. Litigation; Orders. Except for litigation in the ordinary course of business covered by customary insurance reserves which would not, individually or in the aggregate, have a material adverse effect on the APCOA Business Condition and except as disclosed in Schedule 4.8, (i) there are no lawsuits, actions, administrative or arbitration or other proceedings or Government Authority investigations pending or, to the actual knowledge of APCOA, threatened against APCOA by any person or Government Authority and (ii) there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency, or by arbitration) against APCOA or any of the properties of APCOA, in each of clauses
(i) or (ii) that would reasonably be expected to, individually or in the aggregate, have a material adverse effect on the APCOA Business Condition or that would impair the consummation of the Combination.

            Section 4.9. Intellectual Property. Schedule 4.9 lists all material patents, trademarks, trade names, service marks, registered copyrights and pending applications owned by APCOA or used by APCOA as of the date hereof. The intellectual property listed on Schedule 4.9 is sufficient for the conduct of APCOA's business as conducted as of the date hereof and to the actual knowledge of APCOA, APCOA have the right to use all such intellectual property. Except as disclosed in Schedule 4.9, no claims which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the APCOA Business Condition have been asserted by any person (i) to the effect that the conduct of business by APCOA infringes on any patents, trademarks, trade names, service marks or registered copyrights, (ii) against the use by APCOA of any trademarks, trade names, technology, know-how or processes necessary to the business of APCOA or (iii) challenging the ownership, validity or effectiveness of any of the patents, trademarks, trade names, service marks, registered copyrights or applications therefor listed on Schedule 4.9.

            Section 4.10. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. (a) "APCOA Licenses" means all material licenses, permits, franchises and other authorizations of any Government Authority possessed by or granted to APCOA. To the knowledge of APCOA, except as disclosed in Schedule 4.10(a), all APCOA Licenses are in full force and effect except for those whose failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the APCOA Business Condition. Except as disclosed in Schedule 4.10(a), no proceeding is pending, or, to the actual knowledge of APCOA, threatened, seeking the revocation or limitation of any such APCOA License that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the APCOA Business Condition.

            (b) Schedule 4.10(b) lists all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be made, filed, given or obtained by APCOA with, to or from any person (other than under Management Contracts), including any Government Authority, in connection with the consummation of the Combination except for those the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect on the APCOA Business Condition or impair the consummation of the Combination.

            Section 4.11. Labor Matters. Except as described in Schedule 4.11, APCOA has no written or oral contracts of employment with any employee in a position of regional manager level or above and, except as described in Schedule 4.11, APCOA has not been in the past five years or is presently a party to any collective bargaining agreement, subject to a legal duty to bargain with any labor organization on behalf of its employees or the object of any attempt to organize employees for collective bargaining or similar purposes or is presently operating under an expired collective bargaining agreement. Schedule 4.11 contains a complete and accurate list as of the date hereof of all employees in positions of regional manager level or above of APCOA by department and location and their titles, salaries and all other forms of compensation, dates of hire, and indicating which of such employees have severance arrangements or are covered by change-of-control provisions applicable to such employees. APCOA is not a party to or subject to any pending or, to the knowledge of APCOA, threatened labor dispute (including a strike, work stoppage, organizing attempt, picketing, boycott or similar activity). To the knowledge of APCOA, APCOA has complied in all material respects with all applicable federal, state, and local laws, ordinances, rules and regulations and requirements relating to the employment, payment and termination of labor, including the provisions thereof relative to wages, hours, severance, vacation, collective bargaining, employee benefits, and employee benefit plans, contributions, unemployment, withholding taxes and occupational health and safety and equal opportunity and non-discrimination laws (including the Americans with Disabilities Act). APCOA has made all deductions required by law to be made for employees' wages, and salaries and either remitted the same to appropriate Government Authorities or provided for the same in its accounts and is not liable for any arrears of wages or any taxes or penalties for failure to comply with the payment or repayment of any of the foregoing.

            Section 4.12. Compliance with Laws. Except as may be indicated in
Schedule 4.12, the conduct of APCOA's business complies with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, and has so complied at all time periods prior hereto, except for violations or failures so to comply, if any, that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the APCOA Business Condition.

            Section 4.13. Insurance. Schedule 4.13 lists all insurance policies owned or held by APCOA which may cover the business or assets of APCOA. All such policies are in full force and effect and have not lapsed in coverage, all premiums with respect thereto covering all current periods have been paid to the extent due, and no written notice of cancellation or termination has been received with respect to any such policy.

            Section 4.14. Material Contracts. Except as disclosed in Schedule 4.5(a), 4.11 or 4.14, APCOA is not a party to any (i) employment or consulting agreement having a remaining term of at least one year and requiring payments of base salary in excess of $100,000 per year or aggregate payments of base salary in excess of $300,000, (ii) sales representative or agency contract which is not terminable on 12 months' (or less) notice, (iii) other than Management Contracts, lease of real or personal property with an annual base rental obligation of more than $25,000, or a total remaining rental obligation of more than $100,000, (iv) joint venture or partnership agreement, (v) contract or agreement as to the sale, transfer or other disposition of any assets (other than de minimis assets), or as to any joint venture or partnership, or as to the purchase of any assets or securities of any person (other than de minimis assets or securities), (vi) agreement limiting in any way APCOA's ability to compete with any person in any geographic location or any line of business, or (vii) other than Management Contracts, other contract, agreement or arrangement, entered into other than in the ordinary course of business, requiring future payment or payments in excess of $25,000 per year or otherwise material to the APCOA's business. With respect to all contracts listed on Schedule 4.14, except as disclosed on Schedule 4.14, such contracts are valid and binding and APCOA is not in material breach thereof or material default thereunder and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures to be valid and binding and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the APCOA Business Condition. Schedule 4.14 lists all notes, mortgages, indentures and other obligations and agreements and other instruments for or relating to any lending or borrowing (including assumed debt) with a remaining principal of $25,000 or more effected by APCOA or to which any assets of APCOA are subject (except with respect to any such lending or borrowing on an inter-company basis).

            Section 4.15. Management Contracts. Schedule 4.15 is a list of all Management Contracts as of the date hereof except for those Management Contracts for which certain information regarding such Management Contracts is Special Evaluation Material as defined in Schedule 5.1(a) ("Special Management Contracts"), together with, as to each, the location name, the address, the start date (or, if not available, the approximate start date), the end date, the renewals, the operating profit for FY 1995 and 1996 and YTD 1997, a description of any change of control or similar provision contained therein and a notation indicating whether such Management Contract is written or oral and as to the APCOA Special Management Contracts, the aggregate operating profit for FY 1995 and 1996 and YTD 1997. With respect to each Management Contract, such Management Contract is valid and binding and APCOA is not in material breach thereof or material default thereunder and there does not exist under any provision thereof any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, and there is no threatened breach by a party to a Management Contract and there are no circumstances known to APCOA which would cause a Management Contract to become not valid or binding or would cause a breach or default in a Management Contract except for such failures to be valid and binding and such breaches, defaults and events as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the APCOA Business Condition.

            Section 4.16. Brokers, Finders, Etc. APCOA has not employed any broker, finder, consultant or other intermediary in connection with the Combination or the other matters contemplated hereby who would have a valid claim for a fee or commission from any Standard Owner in connection with the Combination or such transactions.

            Section 4.17. Hazardous Materials. Except as set forth in Schedule 4.17, (i) there is no liability resulting from a violation of any applicable Environmental Law and (ii) there are no claims pending or, to the knowledge of APCOA, threatened, and APCOA has not received any notice, alleging that APCOA is or has been in violation of any applicable Environmental Law. Schedule 4.17 contains a true and accurate list of any APCOA Leased Real Property or property under a Management Contract on which any petroleum products (including gasoline and oil but excluding cleaning solvents not customarily considered petroleum products) or diesel fuel is presently stored (other than in the fuel tanks of vehicles which are parked on such APCOA Leased Real Property) or sold by APCOA, or, to the actual knowledge of APCOA, was stored or sold by APCOA.

            Section 4.18. Knowledge Regarding Representations. APCOA is not aware of any inaccuracy or misstatement in, or breach of, any representation or warranty of Standard Owners or the Standard Companies contained herein.

                                    ARTICLE V
                     Covenants of Standard Owners and APCOA

            Section 5.1. Investigation of Business; Access to Properties and Records, Etc. (a) Subject to the Amended and Restated Due Diligence Agreement dated as of November 24, 1997 (the "Due Diligence Agreement"), after the date hereof, each Party shall cause to be afforded to the other Party and its representatives reasonable access to its respective offices, properties, books and records during normal business hours, in order that the other Party may have full opportunity to make such investigations as it desires of the affairs of the Company, provided that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt personnel and operations. All requests for access to the offices, properties, books, and records of a Party shall be made to such representatives of such Party as such Party shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that neither Party nor its representatives shall contact any of the employees, customers, suppliers, joint venture partners or other associates or Affiliates of the other Party in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of such representatives of the other Party. All notices and applications to, filings with, and other contacts with any Government Authority relating to the transactions contemplated hereby shall be made by either Party only after prior consultation with and approval by the other Party, which approval shall not be unreasonably withheld. If either Party discovers any breach of any representation or warranty contained in this Agreement or any circumstance or condition that upon Closing would constitute such a breach, such Party covenants that it shall promptly so inform the other Party of such event in writing.

            (b) Any information provided to either Party or its representatives pursuant to this Agreement or in connection with the transactions contemplated hereby shall be held by such Party and its representatives in accordance with and subject to the terms set forth under "Confi-dentiality" in that certain letter agreement, dated October 30, 1997, by and among Standard Owners and certain of their Affiliates, APCOA and Holberg (the "Letter Agreement"), and in accordance with the Due Diligence Agreement.

            Section 5.2. Efforts; Obtaining Consents; Antitrust Laws. (a) Subject to the terms and conditions herein provided, each Party shall use its reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, including using all reasonable efforts (i) to seek all necessary waivers, consents and approvals from other Parties to material loan agreements, leases and other contracts and such estoppel certificates from landlords and other third parties as APCOA may reasonably request (except that Standard Owners and the Standard Companies shall not be obligated to seek waivers, consents, approvals or estoppel certificates which respect to any Management Contracts (it being further understood and agreed, however, that this exception shall not be construed in derogation of any representation, warranty or condition contained herein)), (ii) to seek all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings including filings under the HSR Act and submissions of information requested by any Government Authority and (v) to fulfill all conditions set forth in Articles VIII and IX. Each Party further shall, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the Parties hereto to consummate the transactions contemplated hereby, use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be. Without limiting the generality of the foregoing, APCOA shall use its reasonable efforts to obtain financing having terms no more onerous than as described in Section 8.5.

            (b) Each Party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the United States Department of Justice or any other Government Authority regarding any of the transactions contemplated hereby. If either Party or any Affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the transactions contemplated hereby, then such Party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other Party, an appropriate response in compliance with such request.

            Section 5.3. Further Assurances. Each Party agrees that, from time to time, whether before, at or after the Closing Date, it shall, and shall cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

            Section 5.4. Conduct of Business. (a) From the date hereof to the Closing, except as disclosed on Schedule 5.4(a) or otherwise provided for in this Agreement, and, except as consented to or approved by APCOA in its reasonable discretion, Standard Owners agree that, in respect of the Standard Companies and their respective
Subsidiaries:

                  (i) such parties shall operate their respective businesses in the ordinary course in all material respects and shall use reasonable efforts to preserve their respective businesses intact, to keep available the services of employees and to preserve the goodwill of customers and others having business relations with such parties;

                  (ii) such parties shall not (A) create, incur or assume any long-term or short-term debt (including obligations in respect of capital leases), except Permitted Debt or inter- and intra-company loans and advances among Standard Companies, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than such parties, or (C) make any loans, advances or capital contributions to or investments in any person other than such parties (except for customary loans or advances to employees);

                  (iii) unless required by the Employee Benefit Plans or law, such parties shall not (A) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other key employees, other than in accordance with past practice, (B) pay or enter into any agreement to pay any pension, retirement allowance or similar employee benefit to any such director, officer or key employee, whether past or present, (C) enter into any new employment, severance, consulting, or other compensation agreement with any existing director, officer or key employee or (D) commit to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or amend or commit itself to amend any of such plans, funds or similar arrangements;

                  (iv) such parties shall not (A) sell, transfer or otherwise dispose of any assets (other than the Excluded Assets or de minimis assets), (B) create any new security interest, lien or encumbrance on properties or assets,
(C) enter into any joint venture or partnership, or (D) purchase any assets or securities of any person (other than de minimis assets or securities), it being expressly understood and agreed that the proposed acquisition of Century shall be prohibited hereby unless APCOA shall first have approved such acquisition, in its sole discretion; and

                  (v) no such party shall agree to take any action prohibited by this Section.

            (b) From the date hereof to the Closing, except as disclosed on
Schedule 5.4(b) or otherwise provided for in this Agreement, and, except as consented to or approved by Standard Owners in their reasonable discretion, APCOA agrees that, in respect of it and its Subsidiaries:

                  (i) APCOA shall operate its businesses in the ordinary course in all material respects and shall use reasonable efforts to preserve its business intact, to keep available the services of employees and to preserve the goodwill of customers and others having business relations with it;

                  (ii) APCOA shall not (A) make distributions or pay dividends on APCOA capital stock except as contemplated or permitted by this Agreement and except for dividends in kind on outstanding APCOA Preferred Stock or (B) issue any shares of APCOA Common Stock in a transaction which would require (X) Standard Owners' consent or (Y) give rise to the exercise of preemptive rights by Standard Owners pursuant to the Stockholders Agreement were such Stockholders Agreement in effect at such time unless, in the case of (Y), such preemptive rights are extended to Standard Owners in connection with the consummation of the Combination;

                  (iii) APCOA shall not engage in any transaction with Affiliates which would be prohibited pursuant to the Stockholders Agreement were such Stockholders Agreement in effect at such time; and

                  (iv) APCOA shall not agree to take any action prohibited by this Section.

            (c) Notwithstanding the foregoing, nothing in this Agreement shall be construed or interpreted to prevent the consummation of the following transactions, at or prior to the Closing, which transactions shall be expressly permitted and authorized:

                  (i) Standard Owners shall be able to cause the distribution by the Standard Companies to Standard Owners of an amount in cash equal to the Estimated Distribution Amount, computed and derived from financial records prepared in accordance with generally accepted accounting principles consistently applied, and in accordance with past practice, as to the calculation of such distributions, and based on operations in accordance with past practice.

                  (ii) APCOA shall be able to take action such that (1) all intercompany obligations between APCOA and Holberg or its Affiliates (all of which are summarized on Schedule 5.4(c)) shall be canceled or modified as set forth on such Schedule, (2) upon Closing, the APCOA Preferred Stock shall be eliminated, and (3) APCOA shall make a net cash payment of $8,000,000 to Holberg in respect of the foregoing (it being understood and agreed that, if any of such $8,000,000 is required not to be paid by APCOA in order to satisfy the condition set forth in Section 8.5, with respect to the amount which cannot be paid, Holberg (or its designated Affiliate) shall be entitled to retain or create a non-convertible security of APCOA senior to APCOA Common Stock, which security shall be repayable to Holberg (or its designated Affiliate) at any time as may be permitted by applicable financing arrangements and at an interest rate or dividend rate not to exceed the lesser of (x) 13.0% per annum and (y) a rate per annum that is 250 basis points in excess of the rate on any subordinated financing that may be incurred to finance the transactions contemplated hereby).

                  (iii) The Standard Owners shall, prior to the Closing, cause all interests in Standard Parking/Marina, L.L.C. held by any Standard Company to be conveyed to an entity which is not a Standard Company.

            Section 5.5. Public Announcements. From the date hereof until the Due Diligence Out Termination Date, except as required by law, no public announcements with respect to the existence of this Agreement, the terms hereof or the transactions contemplated hereby shall be made without the prior written consent of the Parties or as required by law. The Parties shall consult with each other before issuing any press release or other public announcement with respect to the transactions contemplated hereby and shall not issue any such press release or public announcement prior to such consultation.

            Section 5.6. Financial Statements. (a) Not later than February 6, 1998, Standard Owners shall deliver to APCOA an audited balance sheet of the Standard Business on a consolidated basis as of December 31, 1997 and an audited income statement and statement of cash flows of the Standard Business on a consolidated basis for the 12-month period ending December 31, 1997, in each case accompanied by an unqualified opinion of AMG (collectively, the "Audited 1997 Standard Financial Statements" and, together with the Historical Standard Financial Statements, the "Audited Standard Financial Statements"), which in each case do not take into account the Excluded Assets or any results of operations related to the ownership thereof in any way (but including results of operations that are not related to the ownership of the Excluded Assets and that will continue following the consummation of the Combination, such as lease payments or management fees made to the Standard Companies in respect of operations located on Excluded Assets), and otherwise reflecting the Standard Business as the same will be conveyed in the Combination. From and after delivery of the Audited 1997 Standard Financial Statements, all representations and warranties in Section 3.3 as to the Historical Standard Financial Statements and each Historical Standard Balance Sheet, Historical Standard Income Statement and Historical Standard Statement of Cash Flows shall thereafter relate also and in addition to the Audited 1997 Standard Financial Statements and each balance sheet, income statement and statement of cash flows included therein.

            (b) Not later than February 6, 1998, APCOA shall deliver to Standard Owners an audited balance sheet of APCOA on a consolidated basis as of December 31, 1997 and an audited income statement and statement of cash flows of APCOA on a consolidated basis for the 12-month period ending December 31, 1997, in each case accompanied by an unqualified opinion of Ernst & Young LLP (collectively, the "Audited 1997 APCOA Financial Statements"). From and after delivery of the Audited 1997 APCOA Financial Statements, all representations and warranties in
Section 4.3 as to the APCOA Financial Statements shall thereafter relate also and in addition to the Audited 1997 APCOA Financial Statements and each balance sheet, income statement and statement of cash flows included therein.

            (c) Time shall be of the essence with respect to the deliveries of financial statements contemplated by this Section 5.6.

            Section 5.7. Schedules. Each of APCOA and Standard Owners acknowledge that for business and legal reasons, APCOA and Standard Owners have not been able to compile the Schedules contemplated hereby prior to the date of this Agreement. Each of APCOA and Standard Owners covenants that it shall deliver to the other these Schedules (and make available for review and copying all documents referred to therein) within seven (7) days after the execution and delivery of this Agreement (the earlier of (x) such seventh (7th) day and (y) the actual date of the delivery of the last of all APCOA or Standard Owners Schedules being the "Schedules Date").

                                   ARTICLE VI
                                Employee Benefits

            Section 6.1. Employee Benefit Plans. (a) Schedule 6.1(a) lists all material compensation and benefit plans, contracts and arrangements (other than routine administrative procedures or Government Authority-required programs, but including all pension, profit sharing, savings and thrift, incentive or deferred compensation, severance pay and medical, disability and life insurance plans) for the benefit of any current employees (whether active or on leave of absence) of any Standard Company ("Current Employees") or former employees of any Standard Company ("Former Employees" and, together with Current Employees, "Employees") or their respective dependents (collectively, "Employee Benefit Plans"). Schedule 6.1(a) also specifies which Employee Benefit Plans are maintained solely by a Standard Company ("Company Employee Benefit Plans").

            (b) All Employee Benefit Plans that are "employee benefit plans," as defined in Section 3(3) of ERISA, are in compliance in all material respects with and have been administered in material compliance with all applicable requirements of law, including the Code and ERISA, and all contributions required to be made to each such plan under the terms of such Employee Benefit Plan, ERISA or the Code prior to the Closing Date have been or will be, as the case may be, timely made.

            (c) With respect to any Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code ("Pension Plan"), a favorable determination letter as to qualification under Section 401(a) of the Code has been issued and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and, to the knowledge of Standard Owners and any Standard Company, any amendment made to any Pension Plan subsequent to the date of such determination letter has not adversely affected the qualified status of any such plan. Each Standard Company shall have performed all material obligations required to be performed by them under, and are not in default under or in violation of, the terms of any of the Employee Benefit Plans in any material respect. To the knowledge of Standard Owners and any Standard Company, none of Standard Owners, any Standard Company or any other "disqualified person" (as defined in Section 4975 of the Code) has engaged in any non-exempt "prohibited transaction" (as such term is defined in Section 4975 of the Code) that could subject any Pension Plan (or its related trust), any Standard Company or any officer, director or employee of any Standard Company to a material tax or penalty imposed under Section 4975 of the Code.

            (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) materially increase any benefits otherwise payable under any Employee Benefit Plan or (ii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

            (e) No Employee Benefit Plan, other than a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. There does not now exist, nor do any circumstances now exist that could result in, any liability on the part of any Standard Company or any ERISA Affiliate of a Standard Company (i) under Title IV of ERISA, (ii) under Section

302 of ERISA, (iii) under Sections 412 and 4971 of the Code, or (iv) for failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, in each case other than liabilities relating to the Multiemployer Plans listed on Schedule 6.1(f). Without limiting the generality of the foregoing, no Standard Company and no ERISA Affiliate of a Standard Company has engaged in any transaction described in Section 4204 of ERISA or, to the knowledge of Standard Owners and the Standard Companies, any transaction described in Section 4069 or 4212 of ERISA.

            (f) The Employee Benefit Plans listed on Schedule 6.1(f) are the only Employee Benefit Plans that are Multiemployer Plans to which any Standard Company or any ERISA Affiliate of a Standard Company contributes, has an obligation to contribute, or has at any time since January 1, 1991, contributed or been obligated to contribute. With respect to each such Multiemployer Plan:
(i) neither any Standard Company nor any ERISA Affiliate of a Standard Company has incurred any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in
Part I of Subtitle E of Title IV of ERISA (any such liability, a "Withdrawal Liability") that has not been satisfied in full; (ii) if any Standard Company or any ERISA Affiliate of a Standard Company were to experience a withdrawal or partial withdrawal from such plan, no Withdrawal Liability would be incurred; and (iii) no Standard Company and no ERISA Affiliate of a Standard Company has any knowledge that any such plan is in reorganization, has been terminated, or may reasonably be expected to be in reorganization or to be terminated within the reasonably foreseeable future.

            (g) No Standard Company has any liability for life, health, medical, disability or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA or conversion coverage available under a group insurance contract.

                                   ARTICLE VII
                                   Tax Matters

            Section 7.1. Standard Tax Returns. (a) All federal, state, local, foreign and other Returns, relating to any Standard Company or any combined, consolidated, affiliated or unitary tax group of which any Standard Company is or has been a member (a "Standard Affiliated Group") and required to be filed have been or will be timely filed. Such Returns are (or will, when filed, be) true, correct and complete in all material respects. Except for Taxes the non-payment of which would not, in the aggregate, be material, the following Taxes have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on such Returns, (ii) all deficiencies and assessments of Taxes of which written notice has been received by any Standard Company or any Standard Affiliated Group that are payable by any Standard Company or chargeable as a lien upon any assets of any Standard Company other than deficiencies or assessments for Taxes that are being contested in good faith by appropriate proceedings and have been reserved against in accordance with generally accepted accounting principles and (iii) all other Taxes due and payable by any Standard Company on or before the Closing Date for which neither filing of Returns nor written notice of deficiency or assessment is required, of which Standard Owners are aware, that are or may become payable by any Standard Company or chargeable as a lien upon any assets of any Standard Company. Accruals and reserves have been made on the Historical Standard Balance Sheet as of October 31, 1997 that will be adequate for the payment of all Taxes due and payable by any Standard Company for all periods (or portions thereof) ending on or before October 31, 1997. All Taxes required to be withheld by or on behalf of any Standard Company have been so withheld, and such withheld Taxes have either been duly and timely paid to the proper Government Authorities or set aside in accounts for such purpose.

            (b) No agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes for which any Standard Company may be held liable, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other Taxing Authority.

            (c) Except as set forth on Schedule 7.1(c), no Standard Company is or has been a member of any Standard Affiliated Group for purposes of filing Returns or paying Taxes at any time.

            (d) Standard Owners have made available to APCOA complete and accurate copies of the Returns filed by each Standard Company or any member of its Standard Affiliated Group with respect to all federal, state, local, foreign and other income, profits, franchise, gross receipts and capital Taxes that are or have been required to be filed for all periods for which the statute of limitations for assessment or collection of such Taxes has not expired, and have delivered to APCOA copies of all such Returns relating to income Taxes. No lien for Taxes exists with respect to any of the assets of any Standard Company. There are no Taxes for which any Standard Company could be held liable asserted in writing by any Taxing Authority to be due. No unresolved issue has been raised in writing by any Government Authority in the course of any audit with respect to Taxes for which any Standard Company could be held liable. Except as set forth on Schedule 7.1(d), the audits of such Returns with respect to federal income Taxes have been completed, or the statute of limitations with respect to federal income Taxes has expired, for all Tax periods through and including the year ended December 31, 1993. Except as set forth in Schedule 7.1(d), no Returns filed by any Standard Company or any member of its Standard Affiliated Group with respect to federal income Taxes are currently under audit by the IRS. Except as set forth on Schedule 7.1(d), no other Returns filed by any Standard Company or any member of its Standard Affiliated Group or Taxes for which any Standard Company could be held liable are currently under audit by any other Taxing Authority, and no Taxing Authority has given notice in writing that it will commence any such audit. Except as set forth on Schedule 7.1(d), no Taxing Authority is now asserting against any Standard Company any deficiency or claim for additional Taxes or any adjustment of Taxes, and there is no reasonable basis for any such assertion of which Standard Owners or any Standard Company is aware.

            (e) No election has been made to have the provisions of Section 341(f) of the Code apply to any Standard Company.

            (f) No Standard Company is a party to or bound by any tax sharing or similar agreement or arrangement.

            (g) No assets of any Standard Company are subject to any lease under
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of en-actment of the Tax Equity and Fiscal Responsibility Act of 1982. No assets of any Standard Company are subject to a lease under Section 7701(h) of the Code or under any predecessor provision.

            (h) There are no elections in effect made by or with respect to any Standard Company pursuant to Section 338 or Section 336(e) of the Code or the regulations thereunder.

            (i) No Standard Company has agreed, or is required, to make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting methods or otherwise.

            (j) Each of Standard Parking, L.P., a Delaware limited partnership, Standard Parking I, L.L.C., a Delaware limited liability company, Standard Parking II, L.L.C., a Delaware limited liability company, and Standard Parking of Canada, L.P., an Illinois limited partnership (and any predecessor of any of the foregoing) is and at all times has been properly classified for federal, state and local income tax purposes as a partnership and not as an association taxable as a corporation.

            (k) Each of (i) Standard Parking Corporation, an Illinois corporation, (ii) Standard Auto Park, Inc., an Illinois corporation, (iii) Standard Parking Corporation, MW, an Illinois corporation, (iv) Standard Parking Corporation, IL, an Illinois corporation, and (v) Standard/Wabash Parking Corporation, an Illinois corporation made a valid election under Subchapter S of the Code to which all persons who were shareholders on the date of such election gave their (and if necessary each shareholder's spouse gave his or her) consent and such elections became effective for each such corporation's tax year beginning, respectively, January 1, 1985, January 1, 1972, April 12, 1993 (on which date such corporation was incorporated), April 12, 1993 (on which date such corporation was incorporated), and January 1, 1987, and each such corporation is, and has been since such date, an S corporation (as defined in Section 1361 of the Code).

            Section 7.2. APCOA Tax Returns. (a) All federal, state, local, foreign and other Returns, relating to APCOA or any combined, consolidated, affiliated or unitary tax group of which APCOA is or has been a member (an "APCOA Affiliated Group") and required to be filed have been or will be timely filed. Such Returns are (or will, when filed, be) true, correct and complete in all material respects. Except for Taxes the non-payment of which would not, in the aggregate, be material, the following Taxes have (or by the Closing Date will have) been duly and timely paid: (i) all Taxes shown to be due on such Returns, (ii) all deficiencies and assessments of Taxes of which written notice has been received by APCOA or any APCOA Affiliated Group that are payable by APCOA or chargeable as a lien upon any assets of APCOA other than deficiencies or assessments for Taxes that are being contested in good faith by appropriate proceedings and have been reserved against in accordance with generally accepted accounting principles and (iii) all other Taxes due and payable by APCOA on or before the Closing Date for which neither filing of Returns nor written notice of deficiency or assessment is required, of which APCOA is aware, that are or may become payable by APCOA or chargeable as a lien upon any assets of APCOA. All Taxes required to be withheld by or on behalf of APCOA have been so withheld, and such withheld Taxes have either been duly and timely paid to the proper Government Authorities or set aside in accounts for such purpose.

            (b) No agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes for which APCOA may be held liable, and no power of attorney with respect to any such Taxes, has been executed or filed with the IRS or any other Taxing Authority.

            (c) APCOA has made available to Standard Owners complete and accurate copies of the Returns filed by APCOA or any member of the APCOA Affiliated Group with respect to all federal, state, local, foreign and other income, profits, franchise, gross receipts and capital Taxes that are or have been required to be filed for all periods for which the statute of limitations for assessment or collection of such Taxes has not expired, and has delivered to Standard Owners copies of all such Returns relating to income Taxes. No lien for Taxes exists with respect to any of the assets of APCOA. There are no Taxes for which APCOA could be held liable asserted in writing by any Taxing Authority to be due. No unresolved issue has been raised in writing by any Government Authority in the course of any audit with respect to Taxes for which APCOA could be held liable. Except as set forth on Schedule 7.2(c), the audits of such Returns with respect to federal income Taxes have been completed, or the statute of limitations with respect to federal income Taxes has expired, for all Tax periods through and including the year ended December 31, 1991. Except as set forth in Schedule 7.2(c), no Returns filed by APCOA or any member of the APCOA Affiliated Group with respect to federal income Taxes are currently under audit by the IRS. Except as set forth on Schedule 7.2(c), no other Returns filed by APCOA or any member of the APCOA Affiliated Group or Taxes for which APCOA could be held liable are currently under audit by any other Taxing Authority, and no Taxing Authority has given notice in writing that it will commence any such audit. Except as set forth on Schedule 7.2(c), no Taxing Authority is now asserting against APCOA any deficiency or claim for additional Taxes or any adjustment of Taxes, and there is no reasonable basis for any such assertion of which APCOA is aware.

            (d) No election has been made to have the provisions of Section 341(f) of the Code apply to APCOA.

            (e) Except as set forth on Schedule 7.2, APCOA is not a party to or bound by any tax sharing or similar agreement or arrangement (and the agreements and arrangements set forth in such Schedule shall be amended prior to the Closing as reasonably may be agreed by the Parties).

            (f) No assets of APCOA are subject to any lease under Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982. No assets of APCOA are subject to a lease under Section 7701(h) of the Code or under any predecessor provision.

            (g) There are no elections in effect made by or with respect to APCOA pursuant to Section 338 or Section 336(e) of the Code or the regulations thereunder.

            (h) APCOA has not agreed, nor is it required, to make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting methods or otherwise.

            (i) APCOA had net operating loss carryforwards for federal income tax purposes of not less than $21.4 million as of December 31, 1996, which were available for carryforward to APCOA's 1997 taxable year and to APCOA's future taxable years within the applicable carryforward period provided by Section 172(b)(1) of the Code. The acquisition by Standard Owners of the Standard APCOA Shares, taken together with other transactions occurring during the "testing period" (as defined in Section 382(i) of the Code) of such acquisition of the Standard APCOA Shares, will not constitute an "ownership change" of APCOA as defined in Section 382(g) of the Code.

            Section 7.3. Definitions. For purposes of this Article, the following terms shall have the meanings ascribed to them below:

            (a) "Returns" (a) XE means returns, declarations, statements, reports, forms or other documents or information required to be filed with or supplied to any Taxing Authority.

            (b) "Taxes" XE means (i) all taxes (whether federal, state, county, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, windfall profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, stamp, premium, capital stock, production, business and occupation, disability, severance, or real or personal property taxes, fees, assessments or charges of any kind whatsoever imposed by any Taxing Authority together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.

            (c) "Taxing Authority" XE means any Government Authority having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

            Section 7.4. Section 338(h)(10). At APCOA's request, Standard Owners will join with APCOA in making an election (the "338 Election") under Section 338(h)(10) of the Code and/or any similar state law provision in any state or states as APCOA shall designate, with respect to the acquisition of any Standard Company taxed as an S corporation designated by APCOA. Any such request shall be delivered to Standard Owners in writing not later than 20 days prior to the last date on which the 338 Election can legally be made. If the 338 Election is made with respect to one or more Standard Companies, the parties will allocate the "MADSP" as computed under Treasury Regulations Section 1.338(h)(10)-1(f) (or similar state law provision) among such Standard Companies' assets for Tax purposes in accordance with the allocation set forth in Schedule 7.4. APCOA and Standard Owners agree to act in accordance with the allocations set forth in
Schedule 7.4 in any relevant Returns or similar filings. Notwithstanding anything contained herein to the contrary, Standard Owners shall be responsible for, and shall indemnify and hold harmless APCOA and each APCOA Indemnitee from, any and all Taxes (and related APCOA Damages) resulting from the deemed sale of the Standard Companies' assets in the event the 338 Election is made (including any Tax imposed upon "net recognized built-in gain" XE "net recognized built-in gain under Section 1374 of the Code). Standard Owners shall pay such Taxes, together with any related penalty or interest, without set-off, deduction or other adjustment, directly to the relevant Taxing Authority, on or prior to the time such Taxes are due and payable, as estimated payments or otherwise.

            Section 7.5. Section 754 Election. Following the Closing, at APCOA's request, Standard Owners shall cause to be made an election under Section 754 of the Code (and/or any similar state law provision in any state or states designated by APCOA) for the partnership taxable year that includes the Closing with respect to any Standard Company that is a partnership for federal (or, in the case of any election under state law, state) income tax purposes and will not seek to revoke any such election.

            Section 7.6. Survival. The provisions of this Article VII shall survive the Closing until the expiration of all applicable statutes of limitations.

                                  ARTICLE VIII
                   Conditions of APCOA's Obligation to Close

            APCOA's obligation to consummate the Combination shall be subject to the satisfaction or waiver by APCOA, on or prior to the Closing Date, of all of the following conditions:

            Section 8.1. Representations, Warranties and Covenants of Standard Owners. The representations and warranties of Standard Owners contained in this Agreement, in the aggregate, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and the covenants and agreements of Standard Owners to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

            Section 8.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 3.10(b) or 4.10(b) and indicated therein as being a condition to the Closing for APCOA shall have been filed, made or obtained and all waiting periods applicable under the HSR Act shall have expired or been terminated.

            Section 8.3. No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Combination.

            Section 8.4. Other Agreements. Each of the Stockholders Agreement, the Employment Agreement, the Consulting Agreement and the Escrow Agreement shall have been duly executed and delivered by the parties thereto (other than APCOA, but including the spouse of each party thereto). Each employee of any Standard Company who would otherwise be entitled to any severance compensation or benefits or similar "change-of-control" benefits as a result of the consummation of the transactions contemplated hereby or because of any change in his position, authority, title, duties, reporting responsibilities, status, or other similar matter, resulting from or arising after or in connection with such consummation shall, to the extent of such entitlement, have waived such entitlement. Binding written confirmation from the applicable insurance carrier or broker that all retroactive insurance premia rebated to any Standard Company for FY 1996 have been closed shall have been provided to APCOA, or the amount of any retroactive insurance premia received but as to which binding written confirmation of finality from the applicable insurance carrier or broker has not been obtained shall have been contributed to the Standard Companies by the Standard Owners.

            Section 8.5. Financing. APCOA shall have received financing adequate for consummation of the Combination and related transactions, on terms reasonably satisfactory to APCOA (it being understood and agreed that this condition shall be deemed to have been satisfied if APCOA shall have received financing in an aggregate principal amount of $80 million or more with an interest rate of 13% per annum or less and with a term of seven years or more and carrying "equity kickers" (if any) in the form of warrants in an aggregate amount not exceeding 3% of the fully diluted equity of APCOA and otherwise on customary and reasonable terms).

                                   ARTICLE IX
                         Conditions to Standard Owners'
                               Obligation to Close

            Standard Owners' obligation to consummate the Combination is subject to the satisfaction or waiver by Standard Owners, on or prior to the Closing Date, of all of the following conditions:

            Section 9.1. Representations, Warranties and Covenants of APCOA. The representations and warranties of APCOA contained in this Agreement, in the aggregate, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and the covenants and agreements of APCOA to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

            Section 9.2. Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedules 3.10(b) or 4.10(b) and indicated therein as being a condition to the Closing for Standard Owners shall have been filed, made or obtained and all applicable waiting periods under the HSR Act shall have expired or been terminated.

            Section 9.3. No Injunction. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the Combination.

            Section 9.4. Other Agreements. Each of the Stockholders Agreement, the Employment Agreement, the Escrow Agreement and the Consulting Agreement shall have been duly executed and delivered by the parties thereto (other than any Standard Owners who are party thereto).

                                   ARTICLE X
                                     Escrow

            Section 10.1. Escrowed Amount. Upon the Closing, APCOA shall deliver, or shall cause to be delivered, directly to the escrow agent under the Escrow Agreement (the "Escrow Agent"), such amount of the cash portion of the Purchase Price (collectively with all interest and earnings thereon, the "Escrowed Amount"), to be held in an escrow account pursuant to the terms set forth herein and in an escrow agreement, substantially in the form attached as Exhibit B (the "Escrow Agreement"), which, together with the amount of an unconditional, personal guarantee from Myron C. Warshauer (in form to be agreed) for an amount of up to $5 million (the "Guarantee"), totals $10,000,000. The Escrowed Amount and the Guarantee shall be available to satisfy any obligations of Standard Owners pursuant hereto, including under Section 2.4 or Article XI (it being understood and agreed, however, that Standard Owners shall promptly replenish any amount drawn against the Escrowed Amount, and any such amount shall not reduce the aggregate liability under the Guarantee, in respect of any obligation other than the indemnification obligations of Article XI (other than in respect of a breach of the representations and warranties contained in Sections 3.1(a)(i) and 3.2), so that the full Escrowed Amount and Guarantee shall be available to satisfy such indemnification obligations). Payments to APCOA from the Escrowed Amount or under the Guarantee shall be treated as reductions in the Purchase Price. The Escrowed Amount and payments on the Guarantee, or portions thereof, shall be paid to APCOA, or, in the case of the Escrowed Amount, to Standard Owners, from time to time as provided for and in accordance with Articles X and XI and in the Guarantee and the Escrow Agreement.

            Section 10.2. Designee. Standard Owners will, at the Closing, as contemplated by the Escrow Agreement, designate a committee of representatives to act on behalf of Standard Owners and their successors under the Escrow Agreement with the powers and authorities provided therein and is authorized to act on behalf of all Standard Owners and for all purposes under the Escrow Agreement, including settling any claims that may arise following the Closing under the indemnification provisions of Article XI.

                                   ARTICLE XI
                           Survival; Indemnification

            Section 11.1. Survival of Standard Owners' Representations. The representations, warranties, covenants and agreements made by Standard Owners in this Agreement or pursuant hereto shall survive the Closing for a period of two years thereafter (except for those contained in Sections 3.1 and 3.2, which shall survive forever, and in Sections 3.17, 6.1 and 7.1, which shall survive until the expiration of all applicable statutes of limitations), provided that, in the event of an initial public offering ("IPO") of shares of APCOA Common Stock within two years of the Closing, such survival shall terminate on the later of (x) the consummation of such IPO and (y) the 15-month anniversary of the Closing, and provided further that such limitation shall not affect any claim for indemnification written notice of which was provided to Standard

Owners prior to the expiration of the applicable time limitation (the period of survival, the "Standard Owners' Warranty Period") and in addition shall survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of APCOA. Any claims for indemnification made by APCOA in accordance with this Section prior to the expiration of the Standard Owners' Warranty Period shall survive and shall not be extinguished by the expiration of such period.

            Section 11.2. Indemnification by Standard Owners. (a) Subject to the limitations of Section 11.1 and this Section 11.2, Standard Owners, on a several basis, as set forth on Schedule 11.2(a), agree to indemnify, defend and hold harmless APCOA, its officers, directors, employees, agents, advisors, representatives and Affiliates, including the Standard Companies, and each of their respective successors and assigns (collectively, "APCOA Indemnitees") from and against any and all demands, claims, complaints, Actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' and accounting fees and disbursements (including those relating to the enforcement of this indemnity) ("APCOA Damages"), asserted against, imposed upon or incurred by any APCOA Indemnitee, directly or indirectly, by reason of, relating to or resulting from (i) any nonfulfillment of any covenant or agreement on the part of Standard Owners contained herein or
(ii) any breach of representation or warranty on the part of Standard Owners contained herein or any Schedule or certificate, document or other instrument delivered in connection herewith, provided that notice of any claim for indemnification shall be submitted by the relevant APCOA Indemnitee prior to the expiration of the Standard Owners' Warranty Period and reasonably promptly after the occurrence or discovery of the matter giving rise to the claim for indemnification (provided that, if such notice is actually served within Standard Owners' Warranty Period, the failure to so reasonably promptly notify Standard Owners shall not release Standard Owners from any liability which they may have for indemnification except and only to the extent that the failure to so reasonably promptly notify prejudices Standard Owners).

            (b) Standard Owners shall not be obligated to make any indemnification with respect to APCOA Damages pursuant to Section 11.2(a) unless and until the aggregated amount of APCOA Damages sustained by APCOA Indemnitees as a whole exceeds $2,000,000 (the "Basket"), provided that, once such Basket has been satisfied, any indemnification with respect to APCOA Damages shall be made by Standard Owners to the extent of any excess over the Basket, and provided further that, for purposes of determining whether any breach has occurred respecting a claim for indemnification or measuring APCOA Damages hereunder, any requirement or qualification in any representation, warranty, covenant or agreement of Standard Owners contained in this Agreement that an event or fact be material or have a material adverse effect or similar language, or qualification by such terms or by knowledge or similar language, shall be ignored (other than with respect to the last sentence of Section 3.15, as to which the knowledge qualification in this clause shall not apply) and all representations, warranties, covenants and agreements shall be deemed to have been made without any qualification by materiality, material adverse effect, knowledge or similar language. In addition, the aggregate liability of the Standard Owners in respect of their indemnification obligations set forth in the foregoing paragraph (a) arising from the breach of any representation or warranty (other than those contained in Sec-tions 3.1(a)(i) and 3.2, as to which this limit shall not be applicable) shall not exceed the aggregate amount available under the Escrow Agreement and the Guarantee. With respect to a breach by a Standard Owner of a representation and warranty made by such Standard Owner in Sections 3.1(a)(i) or 3.2, APCOA may recover APCOA Damages from such Standard Owner (i) first, from such Standard Owner's interest in the Escrowed Amount or Guarantee, as applicable, and (ii) upon exhaustion of such Standard Owner's interest in the Escrowed Amount or Guarantee, as applicable, directly from such Standard Owner.

            (c) Each Standard Owner shall severally indemnify and hold harmless APCOA and each APCOA Indemnitee against all Taxes (and related APCOA Damages) relating to the Standard Companies for any period (or portion thereof) ending on or prior to the Closing Date, except to the extent that such Taxes are reflected as liabilities on the face of the Historical Standard Balance Sheet as of October 31, 1997 (or, if a later dated Historical Standard Balance Sheet is delivered to APCOA prior to the date that is two days prior to the Due Diligence Out Termination Date, except to the extent that such Taxes are reflected as liabilities on the face of such Historical Standard Balance Sheet) or incurred in the ordinary course of business consistent with past practice and this Agreement since such date, and, notwithstanding any other provisions in this Agreement, such indemnification pursuant to this Section shall not be subject to the Basket nor to any maximum amount.

            (d) Myron C. Warshauer, and each Standard Owner severally, shall indemnify and hold harmless APCOA and each APCOA Indemnitee against all APCOA Damages relating to or arising out of the Excluded Assets, and, notwithstanding any other provisions in this Agreement, such indemnification pursuant to this Section shall not be subject to the Basket nor to any maximum amount.

            Section 11.3. Survival of APCOA's Representations. The representations, warranties, covenants and agreements made by APCOA in this Agreement or pursuant hereto shall survive the Closing for a period of two years thereafter (except for those contained in Sections 4.1 and 4.2 hereof, which shall survive forever, and in Sections 4.17 and 7.2 hereof, which shall survive until the expiration of all applicable statutes of limitations), provided that, in the event of an IPO of shares of APCOA Common Stock within two years of the Closing, such survival shall terminate on the later of (x) the consummation of such IPO and (y) the 15-month anniversary of the Closing, and provided further that such limitation shall not affect any claim for indemnification written notice of which was provided to APCOA prior to the expiration of the applicable time limitation (the period of survival, "APCOA's Warranty Period") and in addition shall survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal or inspection at any time made by or on behalf of Standard Owners. Any claims for indemnification made by Standard Owners in accordance with this Section prior to the expiration of APCOA's Warranty Period shall survive and shall not be extinguished by the expiration of such period.

            Section 11.4. Indemnification by APCOA. (a) Subject to the limitations of Section 11.3 and this Section 11.4, APCOA agrees to indemnify, defend and hold harmless Standard Owners, its officers, directors, employees, agents, advisors, representatives and Affiliates (collectively, "Standard Owners Indemnitees") from and against any and all demands, claims, complaints, Actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses, including interest, penalties and reasonable attorneys' and accounting fees and disbursements (including those relating to the enforcement of this indemnity) ("Standard Owners Damages"), asserted against, imposed upon or incurred by any Standard Owner Indemnitee, directly or indirectly, by reason of, relating to or resulting from (i) any nonfulfillment of any covenant or agreement on the part of APCOA contained herein or (ii) any breach of representation or warranty on the part of APCOA contained herein or any Schedule hereto or certificate, document or other instrument delivered in connection herewith, provided that notice of any claim for indemnification shall be submitted by the relevant Standard Owner Indemnitee prior to the expiration of APCOA's Warranty Period and reasonably promptly after the occurrence or discovery of the matter giving rise to the claim for indemnification (provided that, if such notice is actually served within APCOA's Warranty Period, the failure to so reasonably promptly notify APCOA shall not release APCOA from any liability which they may have for indemnification except and only to the extent that the failure to so reasonably promptly notify prejudices APCOA).

            (b) APCOA shall not be obligated to make any indemnification with respect to Standard Owners Damages pursuant to Section 11.4(a) unless and until the aggregated amount of Standard Owners Damages sustained by Standard Owners Indemnitees as a whole (or not covered by insurance) exceeds the Basket, provided that, once such Basket has been satisfied, any indemnification with respect to Standard Owners Damages shall be made by APCOA to the extent of any excess over the Basket, and provided further that, for purposes of determining whether any breach has occurred respecting a claim for indemnification or measuring Standard Owners Damages hereunder, any requirement or qualification in any representation, warranty, covenant or agreement of APCOA contained in this Agreement that an event or fact be material or have a material adverse effect or similar language, or qualification by such terms or by knowledge or similar language, shall be ignored and all representations, warranties, covenants and agreements shall be deemed to have been made without any qualification by materiality, material adverse effect, knowledge or similar language. In addition, the aggregate liability of APCOA in respect of its indemnification obligations set forth in the foregoing paragraph (a) arising from the breach of any representation or warranty (other than those contained in Sections 4.1 and 4.2, as to which this limit shall not be applicable) shall not exceed an amount equal to $10,000,000.

            Section 11.5. Conditions of Indemnification. The obligations and liabilities of the Parties with respect to the indemnities provided in this
Article XI resulting from any claim or other assertion of liability by third parties (collectively, "Claims"), shall be subject to the following terms and conditions:

            (a) The APCOA Indemnitee or Standard Owner Indemnitee seeking indemnification (the "Indemnified Party") shall give the relevant indemnitor or indemnitors (the "Indemnifying Party") written notice of any such Claim within the time period provided in Section 11.4.

            (b) The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Claim.

            (c) In the event that the Indemnifying Party shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Party shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party.

            (d) Anything in this Section 11.5 to the contrary notwithstanding:

                  (i) an Indemnified Party shall have the right, at its own cost and expense, to have its own counsel to protect its own interests and participate in the defense, compromise or settlement of any Claim;

                  (ii) an Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which includes any non-monetary performance as a term thereof and which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim; and

                  (iii) the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Claim and the Indemnifying Party and the Indemnified Party and their respective counsel shall cooperate with respect to such Claim.

            Section 11.6. Indemnification Sole Remedy. Each Party hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all monetary claims arising from any breach of any representation, warranty, covenant or agreement set forth herein shall be pursuant to the indemnification provisions set forth in this Article.

                                   ARTICLE XII
                                   Termination

            Section 12.1. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual consent of the Parties; or

            (b) by either Party, during the period ending on the earlier of the 30th day following the Schedules Date or such earlier time, at least 2 business days following the Schedules Date, following notice to such effect by APCOA (the earlier of such dates, the "Due Diligence Out Termination Date"), if, as a result of the due diligence investigation being conducted by such Party any matter comes to the attention of such Party that makes it inadvisable to proceed with the transactions contemplated hereby, provided that the Party seeking to terminate this Agreement under this clause (b) is not then in material breach of this Agreement; or

            (c) by APCOA on April 10, 1998, if the Closing shall not have occurred by such date, provided that APCOA may not terminate this Agreement under this clause (c) if it is then in material breach of this Agreement and provided further that the right to terminate this Agreement under this clause
(c) shall not be available to APCOA if it has failed to fulfill any obligation under this Agreement, and which failure has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

            (d) by either Party, on or after April 30, 1998, if the Closing shall not have occurred by such date, provided that the Party seeking to terminate this Agreement under this clause (d) is not then in material breach of this Agreement and provided further that the right to terminate this Agreement under this clause (d) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

            (e) by either Party, if any court of competent jurisdiction or other Government Authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by this Agreement (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable), provided that the Party seeking to terminate this Agreement under this clause (e) is not then in material breach of this Agreement and provided further that the right to terminate this Agreement under this clause (e) shall not be available to any Party who shall not have used best efforts to avoid the issuance of such order, decree or ruling; or

            (f) by APCOA, if there has been a violation or breach by Standard Owners of any agreement, representation or warranty of Standard Owners contained in this Agreement which (i) if curable, has not been cured by Standard Owners within 15 days after receipt of notice from APCOA or (ii) has rendered the satisfaction of any condition to the obligations of APCOA impossible and such violation or breach has not been waived by APCOA, provided that APCOA is not then in material breach of this Agreement; or

            (g) by Standard Owners, if there has been a violation or breach by APCOA of any agreement, representation or warranty of APCOA contained in this Agreement which (i) if curable, has not been cured by APCOA within 15 days after receipt of notice from Standard Owners or (ii) has rendered the satisfaction of any condition to the obligation of Standard Owners impossible and such violation or breach has not been waived by Standard Owners, provided that Standard Owners are not then in material breach of this Agreement.

            Section 12.2. Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 12.1, written notice thereof shall forthwith be given by the terminating Party to the other Party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the Parties hereto, except that the provisions of Sections 5.1(b) and Article XIII shall survive the termination of this Agreement, provided that such termination shall not relieve any Party hereto of any liability for any breach of this Agreement, and provided further that, in the event that either Party terminates this Agreement pursuant to Section 12.1(d) and at the time of such termination all conditions to the consummation of the Combination set forth in Articles VIII and IX are satisfied or satisfiable other than the condition set forth in Section 8.5 (and such condition is unsatisfied or unsatisfiable other than as a result of any breach by Standard Owners or any Standard Company), upon such termination, APCOA shall pay to Standard Owners by wire transfer to the account or accounts specified by Standard Owners in writing the sum of $2,500,000 in immediately available funds as liquidated damages hereunder and APCOA shall be released from all obligations arising in connection with this Agreement. If this Agreement shall be terminated, all filings, applications and other submissions made in accordance with this Agreement shall, to the extent practicable, be withdrawn from the persons to which they were made.

                                  ARTICLE XIII
                                  Miscellaneous

            Section 13.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Copies of executed counterparts transmitted by telecopy shall be considered original executed counterparts for purposes of this Section.

            Section 13.2. Governing Law; Jurisdiction and Forum. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

            (b) The Parties hereto agree that the appropriate and exclusive forum for any disputes between any of the Parties hereto arising out of this Agreement or the transactions contemplated hereby shall be any state or federal court in the State of Delaware. The Parties hereto further agree that neither Party shall bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby, except as expressly set forth below for the execution or enforcement of judgment, in any court or jurisdiction other than the above specified court. The foregoing shall not limit the rights of any Party to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by law, that a final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

            (c) By the execution and delivery of this Agreement, each Party (i) irrevocably designates and appoints The Corporation Trust Company ("CTC") care of CT Corporation System at its offices in Wilmington, Delaware, as its authorized agent upon which process may be served in any Action or proceeding arising out of or relating to this Agreement, (ii) submits to the personal jurisdiction of any state or federal court in the State of Delaware in any such Action or proceeding and (iii) agrees that service of process upon CTC shall be deemed in every respect effective service of process upon such person in any such Action or proceeding. Each Party further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by law.

            (d) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such person hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

            Section 13.3. Entire Agreement; Third-Party Beneficiary. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein. Except for those provisions hereof respecting APCOA or Standard Indemnitees, which are intended to benefit and to be enforceable by the APCOA or Standard Indemnitees, this Agreement is not intended to confer upon any person not a Party hereto (or their successors and assigns permitted hereby) any rights or remedies hereunder.

            Section 13.4. Expenses. Except as set forth in this Agreement, whether or not the Combination is consummated, all advisory, legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except for the Standard Advisors Fee, which to the extent the Combination is consummated shall be borne as provided in Section 3.16 (it being understood and agreed that all advisory, legal and other costs and expenses incurred by APCOA or its Affiliates in connection with this Agreement and the transactions contemplated hereby shall be borne by APCOA).

            Section 13.5. Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by documented overnight delivery service or, to the extent receipt is confirmed and a copy also sent thereafter by personal delivery or documented overnight delivery service, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to APCOA shall be addressed to:

            Holberg Industries, Inc.
            545 Steamboat Road
            Greenwich, Connecticut 06830
            Attention: Chief Financial Officer
            Telecopy Number: (203) 661-5756
            with copies to:

            APCOA, Inc.
            1000 McDonald Investment Center
            800 Superior Avenue
            Cleveland, Ohio  44114-2601
            Attention:  General Counsel
            Telecopy Number:  (216) 523-8080

            and

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Attention:  Adam O. Emmerich, Esq.
            Telecopy Number:  (212) 403-2000

or at such other address and to the attention of such other person as APCOA may designate by written notice to Standard Owners. Notices to Standard Owners shall be addressed to:

            Standard Parking, L.P.
            200 East Randolph Drive, Suite 4800
            Chicago, Illinois  60601
            Attention:  Myron C. Warshauer
            Telecopy Number:  (312) 240-0191

            with copies to:

            Standard Parking, L.P.
            200 East Randolph Drive, Suite 4800
            Chicago, Illinois  60601
            Attention:  Michael K. Wolf, Esq.
            Telecopy Number:  (312) 240-0191

            Standard Parking, L.P.
            200 East Randolph Drive, Suite 4800
            Chicago, Illinois  60601
            Attention:  Stanley Warshauer
            Telecopy Number:  (312) 240-0191

            Standard Parking, L.P.
            200 East Randolph Drive, Suite 4800
            Chicago, Illinois  60601
            Attention:  Steven Warshauer
            Telecopy Number:  (312) 240-0191

            SP Associates c/o JMB Realty Corp.
            900 North Michigan Avenue, 19th Floor
            Chicago, Illinois  60611
            Attention:  Patrick J. Meara
            Telecopy Number:  (312) 915-2310

            Mayer Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois  60603
            Attention:  Edward S. Best, Esq.
            Telecopy Number:  (312) 701-7711

            and

            Katten Muchin & Zavis
            525 West Monroe Street, Suite 1600
            Chicago, Illinois  60661
            Attention:  Howard S. Lanznar, Esq.
            Telecopy Number:  (312) 902-1061

or at such other address and to the attention of such other person as Standard Owners may designate by written notice to APCOA.

            Section 13.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, provided that no Party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other Party hereto.

            Section 13.7. Headings; Definitions. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

            Section 13.8. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Either Party hereto may, only by an instrument in writing, waive compliance by the other Party hereto with any term or provision hereof on the part of such other Party hereto to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

            Section 13.9. Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) "to the knowledge of Standard Owners and the Standard Companies" shall mean the actual knowledge of the persons listed on Schedule 13.9S after reasonable inquiry and "to the actual knowledge of Standard Owners and the Standard Companies" shall mean the same but without any obligation of inquiry and "to the knowledge of APCOA" shall have a correlative meaning as to the persons listed on Schedule 13.9A, (ii) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (iii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified, (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (v) the word "or" shall not be exclusive, and (vi) provisions shall apply, when appropriate, to successive events and transactions.

            (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

            (c) It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in Schedules to this Agreement is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules to this Agreement in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes hereof.

            Section 13.10. Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

            IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.




                                                /s/  Myron C. Warshauer
                                            ------------------------------
                                                Myron C. Warshauer



                                                /s/ Stanley Warshauer
                                                by Myron C. Warshauer
                                                Attorney in fact
                                            ------------------------------
                                                Steven A. Warshauer



                                                /s/  Steven A. Warshauer
                                                by Myron C. Warshauer
                                                Attorney in fact
                                            ------------------------------
                                                Steven A. Warshauer



                                            DOSHER PARTNERS, L.P.
                                            By Standard Parking Corp.


                                            By:   /s/ Myron C. Warshauer
                                               ------------------------------
                                                  Name:  Myron C. Warshauer
                                                  Title: President



                                            SP PARKING ASSOCIATES
                                            By:   SP Parking Managers, L.P.
                                                  By: Standard Managers, Inc.



                                            By:   /s/ Patrick Meara
                                               ------------------------------
                                                  Name:  Patrick Meara
                                                  Title: Vice President

                                            SP ASSOCIATES
                                            By:   SP Managers, L.P.
                                                  By:  Standard Managers, Inc.

                                            By:   /s/ Patrick Meara
                                               ------------------------------
                                                  Name:  Patrick Meara
                                                  Title: Vice President


                                            APCOA, INC.



                                            By:   /s/ John V. Holten
                                               ------------------------------
                                                  Name:  John V. Holten
                                                  Title: Chairman of the Board